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                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

                     EVERGREEN INTERNATIONAL AVIATION, INC.,
                                    as Issuer

                            EVERGREEN HOLDINGS, INC.,

                     the SUBSIDIARY GUARANTORS named herein,

                                       and

                         BANK ONE, NATIONAL ASSOCIATION,
                                   as Trustee


                                    Indenture

                            Dated as of May 16, 2003

                    12% Senior Second Secured Notes due 2010

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                                TABLE OF CONTENTS

                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions....................................................1
SECTION 1.02.  Incorporation by Reference of Trust
               Indenture Act.................................................25
SECTION 1.03.  Rules of Construction.........................................25

                                  ARTICLE TWO
                                   THE NOTES

SECTION 2.01.  Form and Dating...............................................26
SECTION 2.02.  Restrictive Legends...........................................27
SECTION 2.03.  Execution, Authentication and Denominations...................29
SECTION 2.04.  Registrar and Paying Agent....................................31
SECTION 2.05.  Paying Agent to Hold Money in Trust...........................32
SECTION 2.06.  Transfer and Exchange.........................................32
SECTION 2.07.  Book-Entry Provisions for Global Notes........................33
SECTION 2.08.  Special Transfer Provisions...................................35
SECTION 2.09.  Replacement Notes.............................................38
SECTION 2.10.  Outstanding Notes.............................................38
SECTION 2.11.  Temporary Notes...............................................39
SECTION 2.12.  Cancellation..................................................39
SECTION 2.13.  CUSIP Numbers.................................................39
SECTION 2.14.  Defaulted Interest............................................40

                                  ARTICLE THREE
                                   REDEMPTION

SECTION 3.01.  Applicability.................................................40
SECTION 3.02.  Notices to Trustee............................................40
SECTION 3.03.  Selection of Notes to Be Redeemed.............................40
SECTION 3.04.  Notice of Redemption..........................................41
SECTION 3.05.  Effect of Notice of Redemption................................42
SECTION 3.06.  Deposit of Redemption Price...................................42
SECTION 3.07.  Payment of Notes Called for Redemption........................42
SECTION 3.08.  Notes Redeemed in Part........................................42

                                  ARTICLE FOUR
                                    COVENANTS

SECTION 4.01.  Payment of Notes..............................................42
SECTION 4.02.  Maintenance of Office or Agency...............................43
SECTION 4.03.  Limitation on Indebtedness....................................43
SECTION 4.04.  Limitation on Restricted Payments.............................45

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SECTION 4.05.  Limitation on Dividend and Other Payment
               Restrictions Affecting Restricted Subsidiaries................48
SECTION 4.06.  Limitation on the Issuance and Sale of Capital Stock
               of Restricted Subsidiaries....................................50
SECTION 4.07.  Guarantees by Restricted Subsidiaries.........................50
SECTION 4.08.  Limitation on Transactions with Shareholders
               and Affiliates................................................51
SECTION 4.09.  Limitation on Liens...........................................52
SECTION 4.10.  Limitation on Sale-Leaseback Transactions.....................53
SECTION 4.11.  Limitation on Asset Sales.....................................54
SECTION 4.12.  Repurchase of Notes upon a Change of Control..................55
SECTION 4.13.  Limitation on Capital Expenditures............................55
SECTION 4.14.  Excess Cash Flow Repurchase Offer.............................55
SECTION 4.15.  Existence.....................................................56
SECTION 4.16.  Payment of Taxes and Other Claims.............................57
SECTION 4.17.  Maintenance of Properties and Insurance.......................57
SECTION 4.18.  Notice of Defaults............................................57
SECTION 4.19.  Compliance Certificates.......................................57
SECTION 4.20.  Commission Reports and Reports to Holders.....................58
SECTION 4.21.  Waiver of Stay, Extension or Usury Laws.......................59

                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

SECTION 5.01.  When Company May Merge, Etc...................................59
SECTION 5.02.  Successor Substituted.........................................60

                                   ARTICLE SIX
                              DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.............................................60
SECTION 6.02.  Acceleration..................................................62
SECTION 6.03.  Other Remedies................................................63
SECTION 6.04.  Waiver of Past Defaults.......................................63
SECTION 6.05.  Control by Majority...........................................63
SECTION 6.06.  Limitation on Suits...........................................64
SECTION 6.07.  Rights of Holders to Receive Payment..........................64
SECTION 6.08.  Collection Suit by Trustee....................................64
SECTION 6.09.  Trustee May File Proofs of Claim..............................64
SECTION 6.10.  Priorities....................................................65
SECTION 6.11.  Undertaking for Costs.........................................65
SECTION 6.12.  Restoration of Rights and Remedies............................65
SECTION 6.13.  Rights and Remedies Cumulative................................65
SECTION 6.14.  Delay or Omission Not Waiver..................................66

                                  ARTICLE SEVEN
                                     TRUSTEE

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SECTION 7.01.  Duties of Trustee.............................................66
SECTION 7.02.  Certain Rights of Trustee.....................................67
SECTION 7.03.  Individual Rights of Trustee..................................68
SECTION 7.04.  Trustee's Disclaimer..........................................68
SECTION 7.05.  Notice of Default.............................................69
SECTION 7.06.  Reports by Trustee to Holders.................................69
SECTION 7.07.  Compensation and Indemnity....................................69
SECTION 7.08.  Replacement of Trustee........................................70
SECTION 7.09.  Successor Trustee by Merger, Etc..............................71
SECTION 7.10.  Eligibility...................................................71
SECTION 7.11.  Money Held in Trust...........................................72
SECTION 7.12.  Preferential Collection of Claims
               Against Company...............................................72

                                  ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

SECTION 8.01.  Termination of Company's and Guarantors'
               Obligations...................................................72
SECTION 8.02.  Application of Trust Money....................................76
SECTION 8.03.  Repayment to Company..........................................76
SECTION 8.04.  Reinstatement.................................................76

                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders....................................76
SECTION 9.02.  With Consent of Holders.......................................77
SECTION 9.03.  Revocation and Effect of Consent..............................78
SECTION 9.04.  Notation on or Exchange of Notes..............................79
SECTION 9.05.  Trustee to Sign Amendments, Etc...............................79
SECTION 9.06.  Conformity with Trust Indenture Act...........................79

                                   ARTICLE TEN
                                    GUARANTEE

SECTION 10.01. Guarantees....................................................79
SECTION 10.02. Limitation on Guarantor Liability.............................80
SECTION 10.03. Execution and Delivery of the Guarantee.......................81
SECTION 10.04. Guarantors May Consolidate, etc., on Certain Terms............81
SECTION 10.05. Releases Following Certain Events.............................82

                                 ARTICLE ELEVEN
                        COLLATERAL AND SECURITY DOCUMENTS

SECTION 11.01. Collateral and Security Documents.............................82
SECTION 11.02. Application of Proceeds of Collateral.........................83
SECTION 11.03. Possession, Use and Release of Collateral.....................83
SECTION 11.04. Opinion of Counsel............................................84
SECTION 11.05. Further Assurances............................................85

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SECTION 11.06. Trust Indenture Act Requirements..............................85
SECTION 11.07. Suits to Protect Collateral...................................85
SECTION 11.08. Purchaser Protected...........................................85
SECTION 11.09. Powers Exerciseable by Receiver or Trustee....................86
SECTION 11.10. Release upon Termination of Company's Obligations.............86

                                 ARTICLE TWELVE
                                  MISCELLANEOUS

SECTION 12.01. Trust Indenture Act of 1939...................................86
SECTION 12.02. Notices.......................................................86
SECTION 12.03. Certificate and Opinion as to Conditions Precedent............87
SECTION 12.04. Statements Required in Certificate or Opinion.................88
SECTION 12.05. Rules by Trustee, Paying Agent or Registrar...................88
SECTION 12.06. Payment Date Other Than a Business Day........................88
SECTION 12.07. Governing Law.................................................88
SECTION 12.08. No Adverse Interpretation of Other Agreements.................88
SECTION 12.09. No Recourse Against Others....................................89
SECTION 12.10. Successors....................................................89
SECTION 12.11. Duplicate Originals...........................................89
SECTION 12.12. Separability..................................................89
SECTION 12.13. Limitation of Liability.......................................89
SECTION 12.14. Table of Contents, Headings, Etc..............................90

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          INDENTURE, dated as of May 16, 2003, among EVERGREEN INTERNATIONAL
AVIATION, INC., an Oregon corporation (the "Company"), EVERGREEN HOLDINGS, INC., an Oregon corporation ("Holdings"), and the INITIAL SUBSIDIARY GUARANTORS listed in Schedule I hereto, as guarantors (the "Subsidiary Guarantors," and together with Holdings, the "Guarantors") and BANK ONE, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

                                    RECITALS

          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its senior second secured notes (herein called the "Notes") to be issued in one or more series as in this Indenture provided. Holdings and the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture to provide for a guarantee of the Notes and of certain of the Company's obligations hereunder. All things necessary to make this Indenture a valid agreement of the Company, Holdings and the Subsidiary Guarantors, in accordance with its terms, have been done.

          This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                      AND THIS INDENTURE FURTHER WITNESSETH

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes or of a series thereof, as follows.

                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01. Definitions.

          "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

          (i) the net income (or loss) of any Person that is not a Restricted Subsidiary, except that the Company's equity in the net income of any such Person for such period (to the extent not otherwise excluded pursuant to clauses (ii) through (vi) below) will be included up to the aggregate amount of cash actually distributed by such Person during such period to the Company or to its Restricted Subsidiaries (less minority interest therein) as a dividend or other distribution;

          (ii) the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;

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          (iii)   the net income of any Restricted Subsidiary, that is not a
     Subsidiary Guarantor, to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

          (iv) any gains or losses (on an after-tax basis) attributable to sales of assets outside the ordinary course of business of the Company and its Restricted Subsidiaries (it being understood that a transaction involving a sale, transfer or other disposition of aircraft, parts or helicopters of a fair market value not exceeding $1.5 million would be considered in the ordinary course of business);

          (v) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of
     Section 4.04, any amount paid or accrued as dividends on Preferred Stock of the Company owned by Persons other than the Company and any of the Company's Restricted Subsidiaries; and

          (vi) all extraordinary gains and, solely for purposes of calculating the Interest Coverage Ratio, extraordinary losses.

          "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means any Registrar, Co-Registrar, Paying Agent or authenticating agent.

          "Agent Members" has the meaning provided in Section 2.07(a).

          "Asset Acquisition" means (1) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or (2) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

          "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (1) all or substantially all of the Capital Stock of any Restricted Subsidiary or (2) all or substantially all

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of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

          "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary (it being understood that a transaction involving a sale, transfer or other disposition of aircraft, parts or helicopters of a fair market value not exceeding $1.5 million would be considered in the ordinary course of business) and, in each case, that is not governed by Section 5.01; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets (including, without limitation, aircraft and parts acquired for re-sale rather than operation), (b) sales, transfers or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under Section 4.04, (c) sales, transfers or other dispositions of assets with a fair market value not in excess of $3 million in any transaction or series of related transactions, (d) any sale, transfer, assignment or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries, (e) the sale of Temporary Cash Investments,(f) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly-Owned Restricted Subsidiary, or (g) Permitted Liens, or foreclosure on assets as a result of Liens permitted under
Section 4.09.

          "Average Life" means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Indebtedness and (b) the amount of such principal payment by (2) the sum of all such principal payments.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of such Board of Directors.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

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          "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, all expenditures made by such Person or any of its Restricted Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be in accordance with GAAP reflected as additions to property, plant or equipment on a consolidated statement of cash flows of such Person. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance or condemnation proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds as the case may be.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

          "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

          "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

          "Cash Equivalents" means any of the following:

          (1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case maturing within one year;

          (2) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer;

          (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause
(2) above; and

          (4) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any state thereof with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P.

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          "Certificate of Destruction" has the meaning provided in Section 2.12.

          "Change of Control" means such time as:

          (1) (a) prior to the occurrence of a Public Market, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock representing a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by the Existing Stockholders and Permitted Transferees, in aggregate, on such date and (b) after the occurrence of a Public Market, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act) of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by the Existing Stockholders and Permitted Transferees, in aggregate, on such date; or

          (2) at any time after the existence of a Public Market, individuals who on the Closing Date constitute the Board of Directors (together with any new directors (a) whose election was approved by a vote of the Company's stockholders, provided such approval includes the approval of Existing Stockholders whose ownership at such time represents at least 50% of the total voting power of the Voting Stock of the Company, or (b) whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

          "Closing Date" means May 16, 2003, the date on which the initial Notes are originally issued under this Indenture.

          "Collateral" has the meaning provided in Section 11.01.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

          "Commodity Agreements" means any futures or forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

          "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Stock of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock.

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          "Company" means the party named as such in the first paragraph of this
Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

          "Company Order" means a written request or order signed in the name of the Company by two Officers.

          "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income: (i) Consolidated Interest Expense, (ii) income taxes, (iii)depreciation expense, (iv) amortization expense (including but not limited to amortization of goodwill and intangibles); and (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by
(B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

          "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and interest in respect of Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and that portion of Capitalized Lease Obligations of the Company and its Restricted Subsidiaries representing the interest factor for such period as determined in accordance with GAAP during such period; excluding, however, (1) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof) and (2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes and the associated refinancing, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

          "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), plus, to the extent not included, any Preferred Stock of the Company, less any amounts attributable to Disqualified Stock or any equity security convertible into or

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exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

          "Corporate Trust Office" means the office of the Trustee at which this Indenture shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 1111 Polaris Parkway, Suite OH1-0181, Columbus, Ohio; provided, however, that for purposes of Section 2.04 it shall mean the office of the Trustee located at 55 Water Street, 1/st/ Floor, New York, New York, 10041.

          "Credit Agreement" means the Credit, Guaranty and Security Agreement to be dated on or about the Closing Date among PNC Bank, National Association, as Agent, certain financial institutions party thereto, the Company and certain of its subsidiaries, together with all agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith (including, without limitation, any promissory notes, guarantees and security documents), as such agreements, instruments and documents may be amended, supplemented, extended, renewed or replaced from time to time.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Depositary" means The Depository Trust Company, its nominees, and their respective successors.

          "Disinterested Members" mean members of the Board of Directors who are not employed by the Company or any Affiliate thereof and who are not related to Delford M. Smith.

          "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the Stated Maturity of the Notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided further that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.11 and Section
4.12 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Section 4.11 and Section 4.12.

          "Excess Cash Flow" is defined to mean, for any period, (i) Consolidated EBITDA for such period less (ii) the amount of income taxes reflected on the Company's consolidated statement of operations for such period (less any increase in noncurrent deferred tax liabilities or any decrease in noncurrent deferred tax assets, plus any decrease in noncurrent deferred tax liabilities or any increase in noncurrent deferred tax assets) less (iii) the amount of Consolidated Interest Expense for such period less (iv) the net amount of any increase (or plus the net amount of any decrease) in working capital of the Company and its Restricted Subsidiaries during such period, less (v) the amount of Permitted Capital Expenditures in such period, less (vi) amounts used for scheduled repayments of Indebtedness existing as of the Closing Date.

          "Excess Cash Flow Offer" has the meaning provided in Section 4.14.

          "Event of Default" has the meaning provided in Section 6.01.

          "Excess Proceeds" has the meaning provided in Section 4.11.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Notes" means, with respect to a series of Notes, any securities of the Company containing terms identical to the Notes of such series (except that such Exchange Notes shall be registered under the Securities Act) that are issued and exchanged for the Notes pursuant to the Registration Rights Agreement or any other registration rights agreement and this Indenture.

          "Existing Stockholders" means:

          (1) Mr. Delford M. Smith including, without limitation, such stockholder's interests held directly or indirectly through the Delford M. Smith Revocable Trust;

          (2) Mr. Mark Smith including, without limitation, such stockholder's interests held directly or indirectly through two trusts the trustee of which is Mr. Delford M. Smith and a trust the trustee of which is First Interstate Bank of Oregon; and

          (3) Ventures Holdings, Inc., provided that all of the capital stock of Ventures Holdings, Inc. is directly or indirectly (including through the Delford M. Smith Revocable Trust) beneficially owned by Mr. Delford M. Smith.

          "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Disinterested Members of the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

          "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All GAAP financial measures that are used to determine ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (1) the amortization of any expenses incurred in connection with the offering of the Notes and (2) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

          "Global Notes" has the meaning provided in Section 2.01.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantor" means Holdings, each Subsidiary Guarantor and any other Restricted Subsidiary that provides a Guarantee of the Company's obligations under this Indenture and the Notes.

          "Holder" or "Noteholder" means the registered holder of any Note.

          "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and
(2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness (to the extent provided for when the Indebtedness on which such interest is paid was originally issued) shall be considered an Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person at any date of determination (without duplication): (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables; (v) all Capitalized Lease Obligations; (vi) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness, (vii) the principal component of all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and (viii) to the extent not otherwise included in this definition, net obligations under Commodity Agreements, Currency Agreements and Interest Rate Agreements (other than Commodity Agreements, Currency Agreements and Interest Rate Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in commodity prices, foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in commodity prices, foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder).

          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (ii) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and (iii) that Indebtedness shall not include: (a) any liability for federal, state, local or other taxes, (b) obligations incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety, appeal bonds and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business, (c) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition, (d) obligations arising from guarantees (of obligations not otherwise constituting Indebtedness) to suppliers, lessors, licensees, contractors, franchisees or customers incurred in the ordinary course of business; or (e) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of Incurrence.

          "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture and shall include the terms of particular series of Notes established as contemplated by Section 2.03; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, "Indenture" shall mean, with respect to any one or more series of Notes for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Notes for which such Person is Trustee established as contemplated by Section 2.03, exclusive, however, of any provisions or terms which relate solely to other series of Notes for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

          "Initial Subsidiary Guarantor" means each Restricted Subsidiary of the Company on the Closing Date, other than Foreign Subsidiaries of the Company.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "Intercreditor Agreement" means the Intercreditor Agreement to be dated on or about the Closing Date among PNC Bank, National Association, as collateral agent under the Credit Agreement, the Trustee and the Junior Agent.

          "Interest Coverage Ratio" means, on any Transaction Date, the ratio of
(1) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission or provided to the Trustee (the "Four Quarter Period") to
(2) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the foregoing calculation: (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness Incurred is projected, in the reasonable judgment of the senior management of the Company, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period; (B) Consolidated Interest Expense attributable to interest on any

Indebtedness (whether existing or being Incurred) bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period; (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (D). pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available. For purposes of making this computation, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

          "Interest Payment Date", when used with respect to any Note, means the stated Maturity of an installment of interest on such Note.

          "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

          "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, excluding, for the avoidance of doubt, the Company's arrangements with the North American Contractor Team and the Civil Reserve Air Fleet), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (2) the retention of the Capital Stock (or any other Investment) by the Company or any of its Restricted Subsidiaries, of (or
in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) or (iv) of
Section 4.06. For purposes of the definition of "Unrestricted Subsidiary" and Section

4.04, (a) the amount of, or a reduction in, an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced and (b) in the event the Company or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the fair market value of the assets less the amount of Net Cash Proceeds so received, provided the Net Cash Proceeds are applied in accordance with clause (i) or (ii) of the second paragraph of Section 4.11.

          "Junior Agent" means the collateral agent under this Indenture, the Intercreditor Agreement and the Security Agreement, which initially shall be the Trustee, acting in its capacity as Junior Agent under such agreements on behalf of and for the benefit of the Trustee and the Holders.

          "Junior Debt Obligations" has the meaning provided in Section 11.01.

          "Junior Lien" has the meaning provided in Section 11.01.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Mr Smith's Employment Agreement" means the letter agreement between the Company and Mr. Delford M. Smith dated April 30, 2003.

          "Net Cash Proceeds" means (a) with respect to any Asset Sale, the proceeds of such Asset Sale received by the Company or its Restricted Subsidiaries in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of the Asset Sale, net of:

          (1) brokerage commissions and other fees and expenses (including without limitation fees and expenses of counsel, investment bankers, accountants and title and recording fees) related to such Asset Sale;

          (2) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole;

          (3) payments made to repay Indebtedness (other than pursuant to an Offer to Purchase) or any other obligation outstanding at the time of such Asset Sale that either (x) is secured by a Lien on the property or assets sold, (y) is required to be paid as a result of such sale or (z) by the terms of such Asset Sale or applicable law, must be repaid out of the proceeds from such Asset Sale;

          (4) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale (to the extent such amounts are received by the Company or its Restricted Subsidiaries); and

          (5) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

          (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Non-U.S. Person" means a person who is not a "U.S. person" (as defined in Regulation S).

          "Notes" has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture; provided, however, that if at any time there is more than one person acting as Trustee under this Indenture "Notes" with respect to this Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Notes authenticated and delivered under this Indenture, exclusive, however, of Notes of any series as to which such Person is not Trustee.

          "Note Guarantee" means any Guarantee of the obligations of the Company under this Indenture and the Notes (including the Exchange Notes) by the Guarantors.

          "Offer Amount" has the meaning provided in Section 4.14.

          "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee for distribution to each Holder stating:

          (i) the Section of this Indenture pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

          (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

          (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

          (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

          (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

          (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

          (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

          On the Payment Date, the Company shall (a) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;
(b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. If the Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, will be paid to the Person in whose name such Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Offer to Purchase. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples of $1,000. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

          "Officer" means, with respect to the Company, the Chairman or Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Chief Financial Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

          "Officers' Certificate" means a certificate signed by two Officers. Each Officers' Certificate (other than certificates provided pursuant to TIA
Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

          "Offshore Global Note" has the meaning provided in Section 2.01.

          "Offshore Physical Notes" has the meaning provided in Section 2.01.

          "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, that meets the requirements of Section 11.04. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

          "Pari Passu Indebtedness" has the meaning provided in Section 4.11.

          "Paying Agent" has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

          "Payment Date" has the meaning provided in the definition of Offer to Purchase.

          "Permitted Capital Expenditures" means capital expenditures that are used in the business of the Company and its Restricted Subsidiaries and that are not prohibited under the Credit Agreement.

          "Permitted Investment" means:

          (i) an Investment in the Company or a Subsidiary Guarantor or a Person which will, upon the making of such Investment, become a Subsidiary Guarantor or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Subsidiary Guarantor; provided that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Subsidiary Guarantors on the date of such Investment;

          (ii)    Temporary Cash Investments;

          (iii) payroll, travel and similar advances or loans to cover matters that are expected at the time of such advances or loans ultimately to be treated as expenses in accordance with GAAP;

          (iv) stock, obligations or securities received in satisfaction of judgments;

          (v) an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;

          (vi) Interest Rate Agreements, Commodity Agreements and Currency Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or foreign currency exchange rates;

          (vii) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (viii) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.11;

          (ix) an Investment by the Company or any of its Restricted Subsidiaries that, together with all other outstanding Investments made pursuant to this clause (ix), does not exceed $5 million;

          (x) deposits required by government agencies or public utilities (including pertaining to taxes and other similar charges);

          (xi) Guarantees issued in accordance with the provisions of Section 4.03;

          (xii)   Investments in existence on the Closing Date;

          (xiii)  Investments in the Notes; and

          (xiv) Investments by the Company or any Restricted Subsidiary in joint ventures the primary business of which is related to the business of the Company and its Restricted Subsidiaries that, together with all other Investments made pursuant to this clause (xiv), does not exceed an aggregate amount equal to 5% of Consolidated Net Worth.

          "Permitted Liens" means:

          (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

          (ii) Statutory, common law or contractual Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

          (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

          (vi) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

          (vii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

          (viii) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

          (ix) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (x) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

          (xi)    Liens in favor of the Company or any Restricted Subsidiary;

          (xii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

          (xiii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

          (xiv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (xv) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements, Commodity Agreements and Currency Agreements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

          (xvi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted

     Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date;

          (xvii) Liens on shares of Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary;

          (xviii) Liens on or sales of receivables;

          (xix) Liens arising by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution; provided that: (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

          (xx) Liens on assets of the Company or any Restricted Subsidiary arising as a result of a sale-leaseback transaction with respect to such assets, provided that such transaction was entered into in accordance with
     Section 4.10;

          (xxi) Liens on cash deposited in a trust or escrow account to defease or discharge Indebtedness (other than Indebtedness which is subordinated in right of payment to the Notes or any Note Guarantee, except to the extent that the Company or a Restricted Subsidiary would be permitted to repay such Indebtedness under Section 4.10);

          (xxii) Liens incurred in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103(b) of the Internal Revenue Code; and

          (xxiii) Liens not otherwise permitted by clauses (i) through (xxii) above encumbering assets in respect of which the lesser of (i) the aggregate fair market value of such assets and (ii) the aggregate amount of the obligation secured by such Lien, does not exceed $5 million.

          "Permitted Transferees" means (i) Mr. Delford M. Smith, Mr. Mark Smith and their respective immediate families (as defined in Item 404 of Regulation S-K) (or in the event of the incompetence or death of any Permitted Transferee, their respective estate, common law heirs, executor, administrator, committee or other personal representative (collectively "heirs")), (ii) any trust or foundation established for estate or charitable planning purposes for which one or more of the individuals named in clause (i) are either a trustee or director or a principal beneficiary or (iii) any Person the majority of the equity interests of which is owned by one or more of the individuals or entities named in clause (i) hereof.

          "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Physical Notes" has the meaning provided in Section 2.01.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

          "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.02.

          "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

          A "Public Market" shall be deemed to exist if (i) a Public Equity Offering has been consummated and (ii) at least 15% of the total issued and outstanding Common Stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price" means, when used with respect to any Note to be redeemed, the price at which such Note is to be redeemed pursuant to this Indenture.

          "Registrar" has the meaning provided in Section 2.04.

          "Registration" has the meaning provided in Section 4.20.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated May 16, 2003, among the Company, the Guarantors and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets, Inc. and certain permitted assigns specified therein, as amended, restated, supplemented or otherwise modified from time to time.

          "Registration Statement" means the Registration Statement as defined and described in the Registration Rights Agreement or any other registration rights agreement providing for the registration of any Notes under the Securities Act.

          "Regular Record Date" for the interest payable on any Interest Payment Date of Notes of or within any series means the date specified for that purpose as contemplated by Section 2.03.

          "Regulation S" means Regulation S under the Securities Act.

          "Relevant Fiscal Year" has the meaning provided in Section 4.14.

          "Replacement Assets" means, on any date, any capital expenditures, property or assets (other than current assets) of a nature or type or that are used in a business (or an Investment in a company having property or assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on such date.

          "Responsible Officer", when used with respect to the Trustee, means any officer of the Trustee assigned to administer corporate trust matters and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Payments" has the meaning provided in Section 4.04.

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Register" has the meaning provided in Section 2.04.

          "Security Agreement" means the Security Agreement to be dated on or about the Closing Date among the Junior Agent, the Trustee, Holdings, the Company and the Subsidiaries of the Company party thereto, granting, among other things, a second priority Lien on the Collateral described therein in favor of the Junior Agent for the benefit of the Trustee and holders of the Notes, as amended, modified, restated, supplemented or replaced from time to time.

          "Security Documents" means, collectively, the Security Agreement, the Intercreditor Agreement and all other security agreements, pledges, collateral assignments or other instruments evidencing or creating any Security Interests in favor of the Junior Agent, for the benefit of the Trustee and holders of the Notes, in all or any portion of the Collateral, in each case, as amended, modified, restated, supplemented or replaced from time to time.

          "Security Interests" means the Liens on the Collateral created by the Security Documents in favor of the Junior Agent for the benefit of the Trustee and holders of the Notes.

          "Senior Lien" has the meaning provided in Section 11.01.

          "Senior Debt Obligations" has the meaning provided in Section 11.01.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and its successors.

          "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (1) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

          "Stated Maturity" means, (1) with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final installment of principal of such Indebtedness is due and payable, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date scheduled for the payment thereof at the option of holders or otherwise, and (2) as used in Articles Eight and Nine with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified in such Indebtedness as the fixed date on which such installment is due and payable.

          "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

          "Subsidiary Guarantors" means any of the Initial Subsidiary Guarantors and any other Restricted Subsidiary which provides a Note Guarantee of the Company's obligations under this Indenture and the Notes pursuant to Section 4.07.

          "Surviving Person" has the meaning provided in Section 5.01.

          "Temporary Cash Investment" means any of the following:

          (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or the federal government of Canada or any agency or instrumentality thereof in each case maturing within one year unless such obligations are deposited by the Company (x) to defease any Indebtedness or (y) in a collateral or escrow account or similar arrangement to prefund the payment of interest on any Indebtedness;

          (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor;

          (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank or trust company meeting the qualifications described in clause (ii) above;

          (iv) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

          (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's;

          (vi) any mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (i) through (v) above; and

          (vii) solely for purposes of Section 4.11, any publicly traded securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee (of the asset being sold) that are converted, sold or exchanged by the Company or such Restricted Subsidiary into cash within 90 days of the related Asset Sale (to the extent of the cash received in that conversion).

          "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

          "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

          "Transaction Date" means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

          "1986 Trust" means the Trust created pursuant to the Trust Agreement, dated as of February 26, 1986, as amended and restated pursuant to the Amended and Restated Trust Agreement, dated as of August 31, 1987, as amended on August 31, 1988, and as amended and restated pursuant to the Second Amended and Restated Trust Agreement, dated as of September 29, 1995, among 747, Inc., Delford M. Smith, King Christian, Inc. and Wilmington Trust Company, as Trustee.

          "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

          "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

          "Unrestricted Subsidiary" means (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; (2) any Subsidiary of an Unrestricted Subsidiary; and (3) Evergreen Agricultural Enterprises, Inc. and its Subsidiaries unless designated as a Restricted Subsidiary by the Board of Directors of the Company. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04 and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 4.03 and Section
4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Global Notes" has the meaning provided in Section 2.01.

          "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

          "U.S. Physical Notes" has the meaning provided in Section 2.01.

          "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

          "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

          SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder or a Noteholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company or any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

          SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

          (i)    a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (iii)  "or" is not exclusive;

          (iv) words in the singular include the plural, and words in the plural include the singular;

          (v)    provisions apply to successive events and transactions;

          (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; and

          (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                                   ARTICLE TWO
                                    THE NOTES

          SECTION 2.01. Form and Dating. The Notes of each series shall be substantially in the forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes as evidenced by their execution of the Notes. If the forms of Notes of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 2.03 for the authentication and delivery of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

          The Trustee's certificate of authentication shall be substantially in the form included in the form of Note annexed hereto as Exhibit A-1.

          Notes of or within a series offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes, without interest coupons, in registered form (the "U.S. Global Notes") registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes of or within a series may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

          Notes of or within a series issued pursuant to Sections 2.06 and 2.07 in exchange for interests in the U.S. Global Notes shall be in the form of permanent certificated Notes, without interest coupons, in registered form (the "U.S. Physical Notes").

          Notes of or within a series offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form, without interest coupons (the "Offshore Global Notes"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Notes of or within a series may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Notes of or within a series issued pursuant to Sections 2.06 and 2.07 in exchange for interests in the Offshore Global Notes shall be in the form of permanent certificated Notes, without interest coupons, in registered form (the "Offshore Physical Notes").

          Exchange Notes exchanged for interests in the U.S. Global Note and the Offshore Global Note will be issued in the form of a permanent global Note, without interest coupons, substantially in the form of Exhibit A-2, deposited with the Trustee as hereinafter provided, including the appropriate legend set forth in Section 2.02 (the "Exchange Global Note"). The Exchange Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate.

          Exchange Notes exchanged for interest in a U.S. Physical Note will be issued in the form of permanent certificated Notes, without interest coupons, substantially in the form of Exhibit A-2 hereto (the "U.S. Physical Exchange Note"). Exchange Notes exchanged for interest in an Offshore Physical Note will be issued in the form of permanent certificated Notes, without interest coupons, substantially in the form of Exhibit A-2 hereto (the "Offshore Physical Exchange Note").

          The Offshore Physical Notes and U.S. Physical Notes of or within a series are sometimes collectively herein referred to as the "Physical Notes." The U.S. Global Notes, the Offshore Global Notes and the Exchange Global Notes of or within a series are sometimes referred to herein as the "Global Notes."

          The definitive Notes of or within a series shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes of or within a series may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

          SECTION 2.02. Restrictive Legends. Unless and until a Note is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement or any other registration rights agreement, (i) the U.S. Global Notes and U.S. Physical Notes shall bear the legend set forth below on the face thereof and (ii) the Offshore Physical Notes and Offshore Global Notes shall bear the legend set forth below on the face thereof until at least the 41st day after the initial issuance date of such Note and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit A-1 hereto.

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON

     AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

          Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE

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

     COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.

          SECTION 2.03. Execution, Authentication and Denominations. Subject to Article Four and applicable law, the aggregate principal amount of Notes of any series which may be authenticated and delivered under this Indenture is unlimited.

          The Notes may be issued in one or more series. There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and, subject to the provisions of this Section, set forth in, or determined in the manner provided in, an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Notes of any series, any or all of the following, as applicable (each of which (except for the matters set forth in clauses (1) and (9) below), if so provided, may be determined from time to time by the Company with respect to unissued Notes of the series and set forth in such Notes of the series when issued from time to time):

          (1) the title of the Notes of the series (which shall distinguish the Notes of the series from all other series of Notes);

          (2) the dates on which the principal of the Notes of the series is payable;

          (1) the rate at which the Notes of the series shall bear interest, the date from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Notes on any Interest Payment Date and the basis upon which interest shall be calculated if other than on the basis of a 360-day year of twelve 30-day months;

          (2) the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of (and premium, if any) and interest, if any, on Notes of the series shall be payable, where any Notes of the series may be surrendered for registration of transfer, where Notes of the series may be surrendered for exchange, where Notes of the series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable and, if different than the location specified in Section 12.02, the place or places where notices or demands to or upon the Company in respect of the Notes of the series and this Indenture may be served;

          (3) the period or periods within which, the price or prices at which and other terms and conditions upon which Notes of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

          (4) the obligation, if any, of the Company to redeem, repay or purchase Notes of the series at the option of a Holder thereof, and the period or periods within which, the price or prices at which, and other terms and conditions upon which Notes of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

          (5) if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

          (6) provisions, if any, granting special rights to the Holders of Notes of the series upon the occurrence of such events as may be specified;

          (7) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Notes of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein; and

          (8) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the series (which terms shall not be inconsistent with the requirements of the Trust Indenture Act or the provisions of this Indenture).

          All Notes of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to this Section) and set forth in such Officers' Certificate or in any such indenture supplemental hereto. Not all Notes of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Notes of such series.

          If any of the terms of the series are established by action taken pursuant to one or more Board Resolutions, such Board Resolutions shall be delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

          The Notes shall be executed by one Officer of the Company. The signature of this Officer on the Notes may be by facsimile or manual signature in the name and on behalf of the Company.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the

Note has been authenticated under this Indenture. Each Note shall be dated the date of its authentication.

          At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Notes in the aggregate principal amount specified in such Company Order; provided that the Trustee shall be entitled to receive an Officers' Certificate of the Company in connection with such authentication of Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in case of an issuance of Notes at any time following the Closing Date, shall certify that such issuance is in compliance with Article Four.

          The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

          The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

          The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof.

          SECTION 2.04. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes of each series may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Notes of each series and of their transfer and exchange (the "Security Register"). The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars and one or more additional Paying Agents.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

          The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Regular Record Date and at such other times as the Trustee may reasonably request the names and addresses of Holders as they appear in the Security Register, including the aggregate principal amount of Notes held by each Holder.

          SECTION 2.05. Paying Agent to Hold Money in Trust. Not later than 10:00 a.m. (New York City time) each due date of the principal, premium, if any, and interest on Notes of any series, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on such Notes (whether such money has been paid to it by the Company or any other obligor on such Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on such Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on such Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

          SECTION 2.06. Transfer and Exchange. The Notes are issuable only in registered form, without interest coupons. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through records maintained by the Holder of such Global Note or its agent (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including an exchange of Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder); provided that no exchanges of Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission and that any Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes of any series, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.08 or 9.04).

          The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes of such series selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

          SECTION 2.07. Book-Entry Provisions for Global Notes. (a) The U.S. Global Notes and Offshore Global Notes initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary,
(ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

          (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in Global Notes may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08. In addition, U.S. Physical Notes and Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Notes or the Offshore Global Notes, as the case may be, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Notes or the Offshore Global Notes, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Depository ceases to be registered as a "clearing agency" under the Exchange Act and a successor depository is not appointed by the Company within 90 days of such notice, (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary or (iv) in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08.

          (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

          (d) In connection with any transfer of a portion of the beneficial interests in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.07, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes or Offshore Physical Notes, as the case may be, of like tenor and amount.

          (e) In connection with the transfer of the U.S. Global Notes or the Offshore Global Notes, in whole, to beneficial owners pursuant to paragraph (b) of this Section 2.07, the U.S. Global Notes or Offshore Global Notes, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Notes or Offshore Global Notes, as the case may be, an equal aggregate principal amount of U.S. Physical Notes or Offshore Physical Notes, as the case may be, of authorized denominations.

          (f) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Notes pursuant to paragraph (b), (d) or (e) of this Section 2.07 shall, except as otherwise provided by paragraph (e) of Section 2.08, bear the legend regarding transfer restrictions applicable to the U.S. Physical Note set forth in Section 2.02.

          (g) Any Offshore Physical Note delivered in exchange for an interest in the Offshore Global Notes pursuant to paragraph (b), (d) or (e) of this Section 2.07 shall, except as otherwise provided by paragraph (e) of Section 2.08, bear the legend regarding transfer restrictions applicable to Offshore Physical Notes set forth in Section 2.02.

          (h) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          (i) Holders of Exchange Notes held in the form of permanent certificated notes may exchange such Notes for beneficial interests in the Exchange Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel such permanent certificated Note and increase or cause to be increased the aggregate principal amount of the Exchange Global Note.

          SECTION 2.08. Special Transfer Provisions. Unless and until a Note of a particular series is exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement or any other registration rights agreement, the following provisions shall apply:

          (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

          (i) The Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit E hereto and (B) if the aggregate principal amount of the Notes being transferred is less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

          (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the beneficial interest in the U.S. Global Notes to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note to a QIB (excluding Non-U.S. Persons):

          (i) The Registrar shall register the transfer of any Note if the Note to be transferred consists of either Offshore Physical Notes, Offshore Global Notes, U.S. Global Notes or U.S. Physical Notes prior to the removal of the Private Placement Legend and such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed a certificate substantially in the form of Exhibit C stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

          (ii) If the proposed transferee is an Agent Member, and the Note to be transferred consists of U.S. Physical Notes, upon receipt by the Registrar of the documents referred to in paragraph (i) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of U.S. Global Notes in an amount equal to the principal amount of the U.S. Physical Notes to be transferred, and the Trustee shall cancel the U.S. Physical Notes so transferred.

          (c) Transfers of Interests in the Offshore Global Notes or Offshore Physical Notes. The following provisions shall apply with respect to any transfer of interests in Offshore Global Notes or Offshore Physical Notes:

          (i) prior to the removal of the Private Placement Legend from the Offshore Global Notes or Offshore Physical Notes pursuant to Section 2.02, the Registrar shall refuse to register such transfer unless such transfer complies with paragraphs (a), (b) or (d) of this Section 2.08, as the case may be, and

          (ii) after removal of the Private Placement Legend, the Registrar shall register the transfer of any such Note without requiring any additional certification.

          (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Note to a Non-U.S.
Person:

          (i) The Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a U.S. Physical Note, an Offshore Physical Note or an interest in U.S. Global Notes or the Offshore Global Notes, upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.

          (ii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes or the Offshore Global Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes or the Offshore Global Notes in an amount equal to the principal amount of the beneficial interest in the U.S. Global Notes or the Offshore Global Notes to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the

     Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Notes in an amount equal to the principal amount of the U.S. Physical Notes, the Offshore Physical Notes or the U.S. Global Notes or the Offshore Global Notes, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note, if any, so transferred or decrease the amount of the U.S. Global Notes or the Offshore Global Note, as the case may be.

          (e) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the Private Placement Legend is no longer required by Section 2.02, or (ii) the circumstances contemplated by paragraph (a)(i)(x) of this Section
2.08 exist or (iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (f) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section 2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          Each Holder of a Note agrees to indemnify the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          SECTION 2.09. Replacement Notes. If a mutilated Note of any series is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of the same series of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that (i) the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company that such requirements have been met within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Trustee, and (ii) the requirements of this Section 2.09 are met. An affidavit of lost certificate and an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a
Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

          Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses in connection therewith.

          Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 2.10. Outstanding Notes. Notes outstanding of any series at any time are all Notes of such series that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.

          If a Note of any series is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

          If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the redemption date or the maturity date money sufficient to pay Notes (or portions thereof) to be redeemed or maturing on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

          A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note, provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee has actual knowledge to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

          SECTION 2.11. Temporary Notes. Until definitive Notes of any series are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes of such series. Temporary Notes shall be substantially in the form of definitive Notes of such series but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations representing an equal principal amount of Notes. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

          SECTION 2.12. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and shall dispose of them in accordance with its normal procedures, including delivery of a certificate (a "Certificate of Destruction") describing such Notes disposed (subject to the record retention requirements of the Exchange Act). The Company may not issue new Notes to replace Notes it has (i) paid or (ii) delivered to the Trustee for cancellation for any reason, except in the case of (ii) above, other than in connection with a transfer or exchange.

          SECTION 2.13. CUSIP Numbers. The Company in issuing the Notes of any series may use "CUSIP", "CINS" or "ISIN" numbers (if then generally in use), and the Company and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such CUSIP numbers. The Company shall promptly notify the Trustee of any change in "CUSIP", "CINS" or "ISIN" numbers for the Notes of any series.

          SECTION 2.14. Defaulted Interest. If the Company defaults in a payment of interest on the Notes of any series, such interest shall forthwith cease to be payable to the Holder on the regular record date by virtue of having been such Holder, and it shall (i) pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders of the Notes of such series on a subsequent special record date and (ii) pay any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

                                  ARTICLE THREE
                                   REDEMPTION

          SECTION 3.01. Applicability. Notes of any series which are redeemable before their Stated Maturity shall be redeemable in whole or from time to time, in part, in accordance with the terms and at the redemption prices specified in such Notes and (except as otherwise specified as contemplated by Section 2.03 for Notes of any Series) in accordance with this Article.

          SECTION 3.02. Notices to Trustee. If the Company elects to redeem Notes of any series pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes of that series to be redeemed and the clause of such Note pursuant to which redemption shall occur.

          The Company shall give each notice provided for in this Section 3.02 at least 30 days but not more than 60 days before days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

          SECTION 3.03. Selection of Notes to Be Redeemed. If less than all of the Notes of any series are to be redeemed at any time, the Trustee shall select the Notes of that series to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes of that series are listed or, if the Notes of that series are not listed on a national securities exchange or automated quotation system, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no Note of $1,000 in principal amount or less shall be redeemed in part.

          The Trustee shall make the selection from the Notes of that series outstanding and not previously called for redemption. Notes in denominations of $1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount or any integral multiple thereof) of Notes that have denominations larger than $1,000 in principal amount. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

          SECTION 3.04. Notice of Redemption. With respect to any redemption of Notes pursuant to Section 3.01, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed.

          The notice shall identify the Notes of any series (including CUSIP, CINS or ISIN numbers, if any) to be redeemed and shall state:

          (i)    the Redemption Date;

          (ii)   the Redemption Price;

          (iii)  the name and address of the Paying Agent;

          (iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

          (v) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date, if any, upon surrender of the Notes to the Paying Agent;

          (vi) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued; and

          (vii) that, if any Note contains a CUSIP, CINS or ISIN number as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes.

          At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

          SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

          Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

          SECTION 3.06. Deposit of Redemption Price. On or prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Redemption Price, of and accrued interest on, all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

          SECTION 3.07. Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest, if any, to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued interest, if any, to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

          SECTION 3.08. Notes Redeemed in Part. Upon surrender of any Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder without service charge, a new Note equal in principal amount to the unredeemed portion of such surrendered Note upon cancellation of the original Note; provided, that each such new Note will be in a principal amount of $1,000 or integral multiple thereof.

                                  ARTICLE FOUR
                                    COVENANTS

          SECTION 4.01. Payment of Notes. The Company shall pay, or cause to be paid, the principal of, premium, if any, and interest on the Notes of any series on the dates and in the manner provided in the Notes of that series and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds as of 10:00 a.m. (New York City time) on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent, if any, for the Notes.

          The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

          SECTION 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes of one or more series may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes of those series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

          The Company may also from time to time designate one or more other offices or agencies where the Notes of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company in accordance with Section 2.04.

          SECTION 4.03. Limitation on Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes, the Note Guarantees, the Exchange Notes and Indebtedness existing on the Closing Date); provided that the Company or any Subsidiary Guarantor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than 2.5:1.

          Notwithstanding the foregoing Section 4.03(a), the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

          (i) Indebtedness of the Company and any Subsidiary Guarantor outstanding at any time in an aggregate principal amount (together with refinancings thereof) not to exceed $100 million under the Credit Agreement less any amount of such Indebtedness permanently repaid or repurchased as provided under Section 4.11;

          (ii) Indebtedness owed (A) to the Company or any Subsidiary Guarantor evidenced by an unsubordinated promissory note or (B) to any other Restricted Subsidiary; provided that (x) any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2) and (y) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated in right of payment to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Subsidiary Guarantor;

          (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance, refund, replace, renew or extend (including pursuant to any defeasance or discharge mechanism) then outstanding Indebtedness (other than Indebtedness outstanding under clause (ii) or (v) hereof) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued and unpaid interest, fees, underwriting discounts, commissions and expenses); provided that (a) Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes or a Note Guarantee shall only be permitted under this clause (3) if (x) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or the Note Guarantee, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or the Note Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes or the Note Guarantee, (b) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and
     (c) such new Indebtedness is Incurred by the Company or a Subsidiary Guarantor or by the Restricted Subsidiary who is the obligor on the Indebtedness to be refinanced or refunded;

          (iv) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the Notes as set forth in Article Eight;

          (v) Guarantees of the Notes and the Exchange Notes and Guarantees of Indebtedness of the Company or any Subsidiary Guarantor by any Restricted Subsidiary other than a Foreign Subsidiary, provided the Guarantee of such Indebtedness is permitted by and made in accordance with
     Section 4.07;

          (vi) Indebtedness of the Company or any Subsidiary Guarantor (in addition to Indebtedness permitted under clauses (i) through (v) above) in an aggregate principal amount outstanding at any time (together with refinancings thereof) not to exceed $20 million, less any amount of such Indebtedness permanently repaid as provided under Section 4.11;

          (b) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that may be Incurred pursuant to this Section
4.03 will not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

          (c) For purposes of determining any particular amount of Indebtedness under this Section 4.03, (x) Indebtedness Incurred under the Credit Agreement on or prior to the Closing Date shall be treated as Incurred pursuant to clause (1) of the second paragraph of part (a) of this Section 4.03, (y) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (z) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.09 shall not be treated as Indebtedness. For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above (other than Indebtedness referred to in clause (x) of the preceding sentence), including under the first paragraph of part (a), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness.

          (d) The Company will not Incur any Indebtedness if such Indebtedness is subordinate in right of payment to any other Indebtedness unless such Indebtedness is also subordinate in right of payment to the Notes to the same extent.

          SECTION 4.04. Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries (other than Subsidiary Guarantors) held by minority stockholders) held by Persons other than the Company or any of its Restricted Subsidiaries, (2) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or any Subsidiary Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than the Company or a Subsidiary Guarantor or
(B) a Restricted Subsidiary other than a Subsidiary Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company, (3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes or any Indebtedness of a Subsidiary Guarantor that is subordinated in right of payment to a Note Guarantee or (4) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (1) through (4) above being collectively

"Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

          (A) a Default or Event of Default shall have occurred and be continuing,

          (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of clause (a) of Section 4.03, or

          (C) the aggregate amount of all Restricted Payments made after the Closing Date shall exceed the sum of

                    (1) 50% of the aggregate amount of the Adjusted Consolidated
                 Net Income (or, if the Adjusted Consolidated Net Income is a negative number, 100% of the negative amount is included in such calculation) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date plus

                    (2) the aggregate Net Cash Proceeds received by the Company after the Closing Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by this Indenture of Indebtedness of the Company for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) plus

                    (3) an amount equal to the net reduction in Investments
                 (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

          The  foregoing provision shall not be violated by reason of:

          (i) the payment of any dividend or redemption of any Capital Stock within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with the preceding paragraph;

          (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or any Note Guarantee including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of part (a) of Section 4.03;

          (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company or a Subsidiary Guarantor (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Stated Maturity of the Notes;

          (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness which is subordinated in right of payment to the Notes or any Note Guarantee in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Stated Maturity of the Notes;

          (v) payments or distributions to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets of the Company that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

          (vi) Investments acquired as a capital contribution to, or in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Company;

          (vii) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

          (viii) payments pursuant to Mr. Smith's Employment Agreement;

          (ix) any purchase, repurchase, redemption, retirement or other acquisition for value of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value will not exceed $2 million in any fiscal year; or

          (x) Restricted Payments, not otherwise described in clauses (i) through (ix) above, in an aggregate amount not to exceed $5 million,

provided that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

          Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof, an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in clause (6) thereof and the repurchase of Capital Stock referred to in clause (vii) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clause (iii),
(iv) or (vi), shall be included in calculating whether the conditions of clause
(C) of the first paragraph of this Section 4.04 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes or any Note Guarantee, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section 4.04 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

          For purposes of determining compliance with this Section 4.04, (x) the amount, if other than in cash, of any Restricted Payment shall be determined in good faith by the Disinterested Members of the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution and (y) in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including the first paragraph of this Section 4.04, the Company, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.

          SECTION 4.05. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
(ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

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          The foregoing provisions shall not restrict any encumbrances or restrictions:

                 (1) existing on the Closing Date in the Credit Agreement, this Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                 (2) existing under or by reason of applicable law, regulation, rule or order;

                 (3) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any extensions, refinancings, renewals or replacements of thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                 (4) in the case of clause (4) of the first paragraph of this
          Section 4.05:

                 (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

                 (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or

                 (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

                 (5) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

                 (6) existing in agreements governing Indebtedness of any Subsidiary Guarantor permitted to be Incurred after the date of this Indenture, provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive than those permitted under clause (1) above, and any extensions, refinancings, renewals or replacements of such Indebtedness; and provided that the encumbrances or restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                 (7) existing under purchase money obligations for property acquired in the ordinary course of business consistent with past practice that impose encumbrances or restrictions on the property so acquired of the nature described in clause (4) of the first paragraph of this Section 4.05; and

                 (8) customary provisions with respect to the distribution of assets or property in joint venture agreements and other similar agreements.

Nothing contained in this Section 4.05 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted by Section 4.09 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

          SECTION 4.06. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

          (i)    to the Company or a Wholly Owned Restricted Subsidiary;

          (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of Foreign Subsidiaries, to the extent required by applicable law;

          (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section
     4.04 if made on the date of such issuance or sale; or

          (iv) sales of Capital Stock other than Disqualified Stock (including options, warrants or other rights to purchase shares of such Capital Stock) of a Restricted Subsidiary by the Company or a Restricted Subsidiary, provided that the Company or such Restricted Subsidiary applies the Net Cash Proceeds of any such sale in accordance with clause (A) or (B) of
     Section 4.11.

          SECTION 4.07. Guarantees by Restricted Subsidiaries. The Company will cause each Restricted Subsidiary other than a Foreign Subsidiary to execute and deliver a supplemental indenture to this Indenture providing for a Guarantee (a "Note Guarantee") of payment of the Notes by such Restricted Subsidiary.

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


          Notwithstanding the foregoing, any Note Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or upon the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Indenture.

          SECTION 4.08. Limitation on Transactions with Shareholders and Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, unless

          (1) such transaction or series of related transactions is on fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate;

          (2) in the event such transaction or series of related transactions involve an aggregate amount in excess of $2 million, the terms of such transaction or series of related transactions have been approved by a majority of the Disinterested Members of the Board (and such majority determines that such transaction satisfies the criteria in clause (1) above); and

          (3) in the event such transaction or series of related transactions involve an aggregate amount in excess of $5 million, the Company delivers to the Trustee a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view.

          The foregoing limitation does not limit, and shall not apply to:

          (i) any transaction solely between the Company and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries;

          (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company, insurance premiums in connection with directors' and officers' insurance and indemnification arrangements entered into by the Company consistent with past practices of the Company or typical for companies with businesses similar to that of the Company;

          (iii) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

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

          (iv) any sale of shares of Capital Stock (other than Disqualified Stock) of the Company;

          (v) any Permitted Investments or any Restricted Payments not prohibited by Section 4.04, other than Investments in the 1986 Trust;

          (vi) any issuance of securities pursuant to employment arrangements, stock options and stock ownership plans;

          (vii) loans or advances to employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with past practices of the Company, but in any event not to exceed $1 million in the aggregate outstanding at any one time;

          (viii) payments pursuant to Mr. Smith's Employment Agreement;

          (ix) the renewal or extension of any agreement or arrangement in existence on the Closing Date to which the Company or any of its Restricted Subsidiaries is a party and that is disclosed in this offering memorandum and identified on a schedule to this Indenture, as these agreements may be amended, modified or supplemented from time to time; provided, however, that any future amendment, modification or supplement entered into after the Closing Date will be permitted to the extent that its terms are not materially less favorable to the Company or such Restricted Subsidiary than the terms of the agreements or arrangements in effect on the Closing Date; and

          (x) the granting or performance of registration rights under a written agreement and approved by the Board of Directors of the Company or a Restricted Subsidiary, as the case may be, containing customary terms, including, without limitation, that (i) the Company will pay all expenses associated with any such registration and (ii) the Company will indemnify holders of such registration rights from and against all liability and losses caused by material misstatements or omissions in any registration statement or prospectus.

          SECTION 4.09. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien; provided, that the aggregate amount of obligations and liabilities that are secured on an equal and ratable basis with the Notes shall not exceed $50 million at any one time (excluding for such purposes any Additional Notes issued under this Indenture that are secured equally and ratably with the Notes).

          The foregoing limitation does not apply to:

          (i)    Liens existing on the Closing Date;

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

          (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders;

          (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary;

          (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iii) of the second paragraph of Section 4.03(a); provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

          (v) Liens to secure Indebtedness Incurred under clause (i) of the second paragraph of Section 4.03(a);

          (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.03, to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

          (vii) Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in a collateral or escrow account or similar arrangement to be applied for such purpose; or

          (viii) Permitted Liens.

          SECTION 4.10. Limitation on Sale-Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

          The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or (iv) the Company or such Restricted Subsidiary, within 12

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

months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with the second paragraph clause (i) or (ii) of the second paragraph of Section 4.11.

          SECTION 4.11. Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless
(i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and
(ii) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, or (b) the assumption of unsubordinated Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary (in each case, other than Indebtedness owed to the Company or any Affiliate of the Company), provided that the Company, such Subsidiary Guarantor or such other Restricted Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness or (c) Replacement Assets.

          In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed $20 million, then the Company shall or shall cause the relevant Restricted Subsidiary to:

          (i) within 12 months after the date Net Cash Proceeds so received exceed $20 million,

                 (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any Affiliate of the Company, or

                 (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Replacement Assets (including, without limitation, by using such amount to repay Indebtedness Incurred to acquire Replacement Assets that were acquired in anticipation of the applicable Asset Sale), and

          (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraphs of this
     Section 4.11.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

          If, as of the first day of any calendar month after the end of the 12-month period set forth in clause (i) of the preceding paragraph, the aggregate amount of Excess Proceeds not

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

theretofore subject to an Offer to Purchase pursuant to this Section 4.11 totals at least $5 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders (and if required by the terms of any Indebtedness that is pari passu with the Notes ("Pari Passu Indebtedness"), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued and unpaid interest (if any) to the Payment Date.

          To the extent that the aggregate amount of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Offer to Purchase is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any other purpose which is permitted by this Indenture.

          If the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Indebtedness. Upon completion of such Offer to Purchase, the amount of Excess Proceeds shall be reset to zero.

          SECTION 4.12. Repurchase of Notes upon a Change of Control. The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest (if any) to the Payment Date.

          The Company will not be required to make an Offer to Purchase upon the occurrence of a Change of Control, if a third party makes an offer to purchase the Notes in the manner, at the times and price and otherwise in compliance with the requirements of this Indenture applicable to an Offer to Purchase for a Change of Control and purchases all Notes validly tendered and not withdrawn in such Offer to Purchase.

          SECTION 4.13. Limitation on Capital Expenditures. The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Capital Expenditures (other than Capital Expenditures made with cash proceeds described in the next succeeding sentence) in excess of $75 million in aggregate in any fiscal year . The foregoing restriction does not apply to the making of any Capital Expenditures with cash proceeds received by the Company from the issuance of its Capital Stock (other than Disqualified Stock), to a Person that is not an Affiliate of Mr. Delford M. Smith).

          SECTION 4.14. Excess Cash Flow Repurchase Offer. If the Company has Excess Cash Flow for any fiscal year (the "Relevant Fiscal Year"), commencing with the fiscal year ending February 29, 2004, and (y) the Company has applied such Excess Cash Flow to the extent required under the Credit Agreement to prepay, repay, redeem or purchase Indebtedness outstanding thereunder, then the Company shall apply an amount (the "Offer Amount") equal to 75% of the remaining Excess Cash Flow (after the prepayment, repayment, redemption or repurchase referred to in the preceding parenthetical) in such period:

          (1) first, to make an offer to the holders of the Notes to purchase Notes with an aggregate purchase price equal to the Offer Amount pursuant to and subject to the conditions set forth herein (an "Excess Cash Flow Offer"); and

          (2) second, to any other application or use not prohibited by this Indenture.

          (b) If the Company is required to make an Excess Cash Flow Offer pursuant to clause (a) above with respect to any fiscal year, such offer shall be commenced on the first day of the second fiscal quarter of the fiscal year following the Relevant Fiscal Year.

          (c) Notwithstanding the foregoing, (x) the Company shall not be required to make (or, if commenced, to consummate) an Excess Cash Flow Offer if there are any borrowings outstanding under the Credit Agreement during (i) the last five days of the Company's first fiscal quarter of its fiscal year immediately following the Relevant Fiscal Year, or (ii) the last twenty business days of the Excess Cash Flow Offer, and (y) the Company shall not be required to purchase Notes in the Excess Cash Flow Offer to the extent that the Company would have less than $30 million available to be borrowed under the Credit Agreement upon consummation of the Excess Cash Flow Offer, after giving pro forma effect to the purchase of Notes in the Excess Cash Flow Offer. In addition, for each Excess Cash Flow Offer, the Company shall only be required to purchase a principal amount of Notes up to (but not exceeding) the amount of cash and cash equivalents of the Company and its Subsidiaries immediately prior to the closing of such Excess Cash Flow Offer, plus $25 million. For each Excess Cash Flow Offer, the Company shall be permitted to utilize, on an annual basis, proceeds of advances under the Credit Agreement not in excess of $25 million.

          (d) In each Excess Cash Flow Offer, the Company will be required to purchase Notes validly tendered in response to such offer at a purchase price equal to 100% of their principal amount (without premium) plus accrued but unpaid interest thereon to the date of purchase, in accordance with the procedures (including proration in the event of oversubscription) set forth herein. the Company will not be required to make an Excess Cash Flow Offer pursuant to this Section 4.14 if the Offer Amount is less than $5 million.

          (e) the Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other applicable securities laws or regulations, in connection with any Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.14, the Company will comply with the applicable securities laws or regulations, and will be deemed not to have breached its obligations under this Section by virtue thereof. The provisions set forth herein relating to the Company's obligations to make an Excess Cash Flow Offer may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

          SECTION 4.15. Existence. Except to the extent otherwise permitted under any provision in Article Four, Five or Ten of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each Restricted Subsidiary and the material rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Company and each Restricted Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if, in the judgment of the Company, the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further that any Restricted Subsidiary may consolidate with, merge into, or sell, convey, transfer, lease or otherwise dispose of all or part of its property and assets (and the Company may take any actions to affect any of the foregoing) to or with the Company or any Wholly Owned Subsidiary of the Company.

          SECTION 4.16. Payment of Taxes and Other Claims. The Company will pay or discharge and shall cause each of its Restricted Subsidiaries to pay or discharge, or cause to be paid or discharged, before any penalty accrues thereon
(i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company, any such Restricted Subsidiary or any other Subsidiary for which the Company or any Restricted Subsidiary may be liable, (b) the income or profits of any such Restricted Subsidiary which is a corporation or (c) the property of the Company or any such Restricted Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any such Restricted Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

          SECTION 4.17. Maintenance of Properties and Insurance. The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries material to the Company and its Restricted Subsidiaries, taken as a whole to be maintained and kept in normal condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals and replacements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section
4.17 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Restricted Subsidiary.

          The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that in the reasonable good faith judgment of the Company is adequate and appropriate for the conduct of the business of the Company and the Restricted Subsidiaries.

          SECTION 4.18. Notice of Defaults. In the event that any Officer becomes aware of any Default or Event of Default, the Company shall promptly give written notice thereof to the Trustee .

          SECTION 4.19. Compliance Certificates. (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year.

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Such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 4.19, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any of the officers of the Company signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.19(a) shall be for the first fiscal year beginning after the execution of this Indenture.

          (b) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, beginning with the fiscal year in which this Indenture was executed, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, (ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this Section
4.19 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination. The Company shall not be required to comply with the foregoing clause (b) with respect to any fiscal year if such compliance would be contrary to the recommendations of the American Institute of Certified Public Accountants so long as the Company delivers to the Trustee within 90 days after the end of such fiscal year an Officer's Certificate stating that such compliance would be so contrary and any facts particular to the Company that may have caused such compliance to be so contrary.

          SECTION 4.20. Commission Reports and Reports to Holders. At all times from and after the earlier of (1) the date of the commencement of an Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (the "Registration") and (2) the date that is 270 days after the Closing Date, in either case, whether or not the Company or Holdings is then required to file reports with the Commission; the Company and Holdings shall file with the Commission all such reports and other information as they would be required to file with the Commission by Section 13(a) or 15(d) under the Exchange Act if each of them were subject thereto (provided that the Company need not file such reports or other information if, and so long as, it would not be required to do so pursuant to Rule 12h-5 under the Exchange Act). The Company shall supply the Trustee and to each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. In addition, at all times prior to the date of the Registration, the Company shall, at its cost, prepare quarterly and annual reports substantially equivalent to those which would be required by the Exchange Act and (A) deliver them to each Holder of the Notes, (B) attempt to file them with the Commission, (C) post them on its website, and (D) issue a press release announcing that such reports are available and stating how Holders may obtain

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them. The actions referred to in (A), (B) and (C) above shall be taken no later than 45 days after the end of each fiscal quarter or 90 days after the end of each fiscal year, as the case may be. In addition, at all times prior to the Registration, upon the request of any Holder or any prospective purchaser of the Notes designated by a Holder, the Company shall supply to such Holder or such prospective purchaser the information required under Rule 144A(d)(4) under the Securities Act. The Company also shall comply with the other provisions of TIA
Section 314(a) to the extent required thereby. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          SECTION 4.21. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

          SECTION 5.01. When Company May Merge, Etc. The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:

          (1)    the Company shall be the continuing Person, or the Person
     (if other than the Company) formed by such consolidation or into which it is merged or that acquired or leased such property and assets (the "Surviving Person") shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Company's obligations under this Indenture and the Notes;

          (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction on a pro forma basis, the Company or the Surviving Person, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

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          (4)   immediately after giving effect to such transaction on a
     pro forma basis the Company, or the Surviving Person, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of
     Section 4.03(a);

          (5)    the Company delivers to the Trustee an Officers'
     Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (3) and (4) of this Section 5.01) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with; and

          (6) each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this Section 5.01, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company or the Surviving Person in accordance with the Notes and this Indenture;

provided, however, that clauses (3) and (4) of this Section 5.01 do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

          SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with
Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided that the Company shall not be released from its obligation to pay the principal of, premium, if any, or interest on the Notes in the case of a lease of all or substantially all of its property and assets.

                                  ARTICLE SIX
                              DEFAULT AND REMEDIES

          SECTION 6.01. Events of Default. Any of the following events shall constitute an "Event of Default" hereunder with respect to Notes of any series:

          (a) default in the payment of principal of (or premium, if any, on) any Note of that series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

          (b) default in the payment of interest on any Note of that series when the same becomes due and payable, and such default continues for a period of 30 days;

          (c) default in the performance or breach of the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets

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     of the Company or the failure to make or consummate an Offer to Purchase in accordance with Section 4.11 or Section 4.12;

          (d) the Company or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement in this Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

          (e) there occurs with respect to any issue or issues of Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, any Subsidiary Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid, waived or discharged against all such Persons to exceed $10 million, during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company, any Subsidiary Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

          (h) the Company, any Subsidiary Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,
     (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar

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     official of the Company, any Subsidiary Guarantor or any Significant
     Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

          (i) any Subsidiary Guarantor repudiates its obligations under its Note Guarantee or, except as permitted by this Indenture, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

          SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 that occurs with respect to the Company, any Subsidiary Guarantor or any Significant Subsidiary) with respect to Notes of any series at the time outstanding occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding of that series, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest on all of the Notes of that series to be immediately due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Subsidiary Guarantor or Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) of
Section 6.01 occurs with respect to the Company, any Subsidiary Guarantor or any Significant Subsidiary, the principal of, premium, if any, and accrued and unpaid interest on all the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time after such declaration of acceleration with respect to Notes of any series (or of all series, as the case may be), but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Notes of that series (or of all series, as the case may be) by written notice to the Company and to the Trustee, may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes then outstanding of that series, (iii) the principal of and premium, if any, on any Notes then outstanding of that series that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by such Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest, if any, at the rate prescribed therefor by such Notes, (b) all existing Events of Default with respect to Notes of any series (or of all series, as the case may be) other than the non-payment of the principal of, premium, if any, and accrued interest on the Notes of that series (or of all series, as the case may be) that have become due solely by such

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declaration of acceleration, have been cured or waived and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

          SECTION 6.03. Other Remedies. If an Event of Default with respect to Notes of any series at the time outstanding occurs and is continuing, the Trustee may, and at the direction of the Holders of at least a majority in principal amount of the outstanding Notes of that series shall, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes of that series or to enforce the performance of any provision of the Notes of that series or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

          SECTION 6.04. Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in principal amount of the outstanding Notes of any series, by notice to the Trustee, may on behalf of the Holders of all the Notes of such series (a) waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Note as specified in clause (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected (b) rescind any such acceleration with respect to the Notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

          SECTION 6.05. Control by Majority. With respect to the Notes of any series, the Holders of at least a majority in aggregate principal amount of the outstanding Notes of that series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes of that series not joining in the giving of such direction; and provided further that the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes of that series.

          SECTION 6.06. Limitation on Suits. A Holder of any Note of any series may not institute any proceeding, judicial or otherwise, with respect to this Indenture or that series of Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) the Holder has previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of that series;

          (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes of that series shall have made a written request to the Trustee to pursue such remedy;

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          (iii)  such Holder or Holders offer the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes of that series do not give the Trustee a direction that is inconsistent with the request.

          For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes of a particular series have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes of that series or otherwise under the law.

          A Holder may not use this Indenture to prejudice the rights of another Holder of Notes of the same series or to obtain a preference or priority over such other Holder.

          SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest of any Note specified in clause (a) or
(b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of that Note for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in such Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such

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payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

          First: to the Trustee for all amounts due under Section 7.07;

          Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

          Third: to the Company or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the outstanding Notes of any series.

          SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The

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assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                 ARTICLE SEVEN
                                     TRUSTEE

          SECTION 7.01. Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise the rights or powers under this Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against loss, liability or expense.

          (b) Except during the continuance of an Event of Default:

          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

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          (iii)  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (f) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

          SECTION 7.02. Certain Rights of Trustee. Subject to Section 7.01 and to TIA Sections 315(a) through (d):

          (i) the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person;

          (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to
     Section 12.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

          (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

          (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes of any series unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

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          (v)    the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute negligence or bad faith;

          (vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney;

          (vii) the Trustee may consult with counsel of its selection and the advice of such counsel or any opinion of such counsel shall be full and complete authorization and protection in respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (viii) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

          (ix) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

          (x) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

          (xi) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

          SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

          SECTION 7.04. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes,
(ii) shall not be accountable for the

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Company's use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement in the Notes other than its certificate of authentication.

          SECTION 7.05. Notice of Default. If any Default or any Event of Default with respect to the Notes of any series occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall mail to each Holder of Notes of that series in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Notes of such series.

          SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2004, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such May 15, if required by TIA Section 313(a). The Trustee shall also comply with TIA Section 313(b).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

          SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing for its services hereunder. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by the Trustee without negligence or bad faith on its part. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel, except for such disbursement and expenses as may be attributable to its negligence or bad faith.

          The Company shall indemnify the Trustee (including when it is acting as an Agent or as the Junior Agent) for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and the Intercreditor Agreement and its duties under this Indenture, the Notes and the Intercreditor Agreement, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability and of complying with any process served upon it or any of its officers in connection with the acceptance, exercise or performance of any of its powers or duties under this Indenture, the Notes and the Intercreditor Agreement. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, unless the Company is materially prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. Unless otherwise set forth herein, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The

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Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnity against any loss or liability incurred by the Trustee through negligence or bad faith.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

          If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (g) or (h) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

          The provisions of this Section 7.07 shall survive the resignation or removal of the Trustee and the termination of this Indenture.

          The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

          SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

          The Trustee may resign at any time with respect to the Notes of one or more series by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes of such series may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, with respect to the Notes of one or more series the Company shall promptly appoint a successor Trustee (it being understood that any such successor Trustee may be appointed with respect to the Notes of one or more or all of such series and at any time there shall be only one Trustee with respect to the Notes of any particular series). If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes of those series may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee

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shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee with respect to the Notes of one or more series shall mail notice of its succession to each Holder of those series. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          If the Trustee with respect to the Notes of any series is no longer eligible under Section 7.10 or shall fail to comply with TIA Section 310(b), any Holder of Notes of such series who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, the Trustee shall resign immediately in the manner and with the effect provided in this Section with respect to the Notes of such series.

          The Company shall give notice of any resignation and any removal of the Trustee with respect to the Notes of any series and each appointment of a successor Trustee with respect to the Notes of any series to all Holders of Notes of such series. Each notice shall include the name of the successor Trustee with respect to the Notes of such series and the address of its Corporate Trust Office.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein, provided such corporation shall be otherwise qualified and eligible under this Article.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10. Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition that is subject to the requirements of applicable federal or state supervising or examining authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in this Article. The Trustee is subject to TIA Section 310(b).

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          SECTION 7.11. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          SECTION 7.12. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                 ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

          SECTION 8.01. Termination of Company's and Guarantors' Obligations.(a) This Indenture shall cease to be of further effect (except that the Company's and the Guarantors' obligations under Section 7.07 and the Trustee's and Paying Agent's obligations under Section 8.03 shall survive), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging the satisfaction and discharge of this Indenture, when:

          (1)    either

                 (A) all outstanding Notes theretofore authenticated and issued (other than destroyed, lost or stolen Notes that have been replaced or paid pursuant to Section 4.01) have been delivered to the Trustee for cancellation; or

                 (B) all outstanding Notes not theretofore delivered to the Trustee for cancellation:

                      (i)   have become due and payable,

                      (ii) will become due and payable at their Stated Maturity within one year, or

                      (iii) will be scheduled for redemption by their terms within one year,

          and the Company, in the case of clause (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as funds (immediately available to the Holders in the case of clause (i)) in trust for such purpose an amount of cash or, in the case of clause (ii) or (iii), U.S. Government Obligations or a combination thereof which, together with earnings thereon, will be sufficient, in the case of clause (ii) or (iii), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on such Notes for principal, premium, if any, and accrued and unpaid interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity, as the case may be;

          (2)    the Company has paid all other sums payable by it hereunder;
and

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          (3)    the Company has delivered to the Trustee an Officers'
Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, together with an Opinion of Counsel to the same effect.

          (b) The Company and the Guarantor may, subject as provided herein, terminate all of their obligations under this Indenture (a "Legal Defeasance") if:

          (1) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments dedicated solely to the benefit of the Holders
(i) cash in an amount, or (ii) U.S. Government Obligations or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay, without consideration of the reinvestment of any such amounts and after payment of all taxes or other charges or assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued and unpaid interest on all Notes of such series on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Notes of such series, and to pay all other sums payable by it hereunder; provided that the Trustee shall have been irrevocably instructed to apply such money and/or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest with respect to the Notes as the same shall become due;

          (2) the Company has delivered to the Trustee an Officers' Certificate stating that all conditions precedent to the Legal Defeasance contemplated by this provision have been complied with, and an Opinion of Counsel to the same effect;

          (3) immediately after giving effect to such deposit on a proforma basis, no Event of Default or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or, during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (4) the Company shall have delivered to the Trustee (1) either an Opinion of Counsel (which may be subject to customary assumptions and limitations) to the effect that, based on (and accompanied by a copy of) a ruling of the Internal Revenue Service unless there has been a change in U.S. Federal income tax law occurring after the date of this Indenture such that a ruling is no longer required, the Holders of Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the Company's exercise of its option under this Section 8.01(b) and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised; or a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel (which may be subject to customary assumptions and limitations) to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 after the passage of 123 days and following the deposit (except, with respect to any trust funds for the account of any Holder of Notes of such series who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject

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to the effect of Section 547 of the United States Bankruptcy Code or Section 15
of the New York Debtor and Creditor Law;

          (5) such deposit and discharge will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is bound; and

          (6) such deposit and discharge shall not cause the Trustee to have a conflicting interest as defined in TIA Section 310(b).

     In such event, payment of the Notes may not be accelerated because of an Event of Default, Article Ten and the other provisions of this Indenture shall cease to be of further effect (except as provided in the next succeeding paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging satisfaction and discharge under this Indenture.

     However, the Company's (and, to the extent applicable, the Guarantors') obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01,
4.02, 7.01, 7.08, 8.04, 8.05 and 8.06 and the Trustee's and Paying Agent's obligations in Section 8.03 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's and the Guarantors' obligations in
Section 7.07 and the Trustee's and Paying Agent's obligations in Section 8.03 shall survive.

     After such irrevocable deposit made pursuant to this Section 8.01(b) and satisfaction of the other conditions set forth herein, the Trustee, on demand of the Company, shall execute proper instruments acknowledging satisfaction and discharge under this Indenture.

          (c) The Company and each of the Guarantors may, subject as provided herein, be released from their respective obligations to comply with, and shall have no liability in respect of any term, condition or limitation, set forth in
Section 4.03 through Section 4.14 and Section 4.16 through Section 4.21, clauses
(3) and (4) of Section 5.01, clause (c) of Section 6.01 with respect to such clauses (3) and (4) of Section 5.01, clause (d) of Section 6.01 with respect to such other covenants and clauses (d) and (e) of Section 6.01 and in Article Ten, and such omission to comply with Section 4.03 through Section 4.14 and Section
4.16 through Section 4.21, clauses (3) and (4) of Section 5.01, clause (c) of
Section 6.01 with respect to such clauses (3) and (4) of Section 5.01, clause
(d) of Section 6.01 with respect to such other covenants and clauses (d) and (e) of Section 6.01 and in Article Ten shall not constitute an Event of Default under Section 5.01 ("Covenant Defeasance"), with the remainder of this Indenture and such Notes unaffected thereby if:

          (1) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments dedicated solely to the benefit of the Holders
(i) cash in an amount, or (ii) U.S. Government Obligations or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay, without consideration of the reinvestment of any such amounts and after payment of all taxes or other charges or assessments in respect thereof payable by the Trustee, the principal of and premium, if any, and accrued and unpaid interest on all Notes of

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

such series on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes of such series and to pay all other sums payable by it hereunder; provided that the Trustee shall have been irrevocably instructed to apply such money and/or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and accrued and unpaid interest with respect to the Notes of such series as the same shall become due;

          (2) the Company has delivered to the Trustee an Officers' Certificate stating that all conditions precedent to the Covenant Defeasance contemplated by this provision have been complied with, and an Opinion of Counsel to the same effect;

          (3) immediately after giving effect to such deposit on a proforma basis, no Default or Event of Default or event that after the giving of notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (4) the Company shall have delivered to the Trustee (1) either an Opinion of Counsel (which may be subject to customary assumptions and limitations) to the effect that, based on (and accompanied by a copy of) a ruling of the Internal Revenue Service unless there has been a change in U.S. Federal income tax law occurring after the date of this Indenture such that a ruling is no longer required, the Holders of Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the Company's exercise of its option under this Section 8.01(b) and will be subject to U.S. Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such option had not been exercised; or a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel (which may be subject to customary assumptions and limitations) to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 after the passage of 123 days and following the deposit (except, with respect to any trust funds for the account of any Holder of Notes of such series who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

          (5) such Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is bound; and

          (6) such Covenant Defeasance shall not cause the Trustee to have a conflicting interest as defined in TIA Section 310(b).

          (d) In order to have money available on a payment date to pay principal of or premium, if any, or accrued and unpaid interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money.

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

          (e)    The Company may exercise its Legal Defeasance option under
Section 8.01(b) notwithstanding its prior exercise of its Covenant Defeasance option under Section 8.01(c).

          SECTION 8.02. Application of Trust Money. The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and accrued and unpaid interest on Notes of the series with respect to which the deposit was made.

          SECTION 8.03. Repayment to Company. The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time. Subject to the requirements of any applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or accrued and unpaid interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

          SECTION 8.04. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with
Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Guarantors under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company or the Guarantors have made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or the Paying Agent.

                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 9.01. Without Consent of Holders. The Company, when authorized by a resolution of its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), the Guarantor and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder:

          (1) to cure any ambiguity, defect or inconsistency in this Indenture;

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

          (2)    to comply with Article Five or Section 4.07;

          (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

          (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

          (5) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (6) to make any change that, in the good faith opinion of the Board of Directors, does not materially and adversely affect the rights of any Holders;

          (7) to add Guarantees with respect to the Notes or release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary, in each case in accordance with the terms of this Indenture;

          (8)    add any additional assets as Collateral;

          (9) release Collateral from the Lien of this Indenture and the Security Documents when permitted or required by the Security Documents or this Indenture; or

          (10) add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company.

          SECTION 9.02. With Consent of Holders. Subject to Sections 6.04 and
6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), the Guarantor and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding affected by such amendment, and the Holders of a majority in aggregate principal amount of the Notes then outstanding affected by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes.

          Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

          (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

          (ii) reduce the principal amount of, premium, if any, or interest on any Note;

          (iii) change the optional redemption dates or optional redemption prices of the Notes from that stated under Article Three;

          (iv) change any place or currency of payment of principal of, premium, if any, or interest on, any Note;

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          (v)    impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date) on any Note;

          (vi) reduce the percentage or principal amount of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture or to waive compliance with certain provisions of or certain Defaults under this Indenture;

          (vii) waive a default in the payment of principal of, premium, if any, or interest on, any Note; or

          (viii) release any Subsidiary Guarantor from its Note Guarantee, except as provided under this Indenture.

          Any amendment or waiver which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Notes, or which modifies the rights of Holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

          SECTION 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

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          After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in the second paragraph of
Section 9.02. In case of an amendment or waiver of the type described in the second paragraph of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

          SECTION 9.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver such Note to the Trustee. At the Company's expense, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver.

          SECTION 9.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and by the Intercreditor Agreement and that it will be valid and binding upon the Company. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.06. Conformity with Trust Indenture Act. Every amendment to this Indenture and supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

                                  ARTICLE TEN
                                   GUARANTEE

          SECTION 10.01. Guarantees. Subject to this Article Ten, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason,

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the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture or pursuant to Section 10.05.

          If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

          SECTION 10.02. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee and this Article Ten shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Ten, result in the obligations of such Guarantor under its Guarantee to not constitute a fraudulent transfer or conveyance.

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          SECTION 10.03. Execution and Delivery of the Guarantee. To evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in the Note annexed hereto as Exhibit A-1, shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President, any Vice President, Secretary or Treasurer.

          Each Guarantor hereby agrees that its Guarantee set forth in Section
10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

          If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

          In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 4.07, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Guarantees in accordance with Section 4.07 and this Article Ten, to the extent applicable.

          SECTION 10.04. Guarantors May Consolidate, etc., on Certain Terms. No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

          (a) subject to the other provisions of this Section, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture, the Registration Rights Agreement and the Guarantee on the terms set forth herein or therein;

          (b) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (c) the Company would be permitted, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.03.

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          In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

          Except as set forth in Articles Four and Five, and notwithstanding clause (c) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

          SECTION 10.05. Releases Following Certain Events. In the event of a
(i) sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale, exchange or transfer to any Person (other than an Affiliate of the Company) of all of the capital stock of any Subsidiary Guarantor, (ii) the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary or (iii) the defeasance of the Notes in accordance with
Section 8.01, in each case in compliance with the terms of this Indenture, then such Guarantor (in the event of a sale, exchange, transfer or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee and Registration Rights Agreement; provided that, in the case of (i) above, the Net Cash Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation
Section 4.11. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the applicable provisions of this Indenture, including, in the case of a release pursuant to (i) above and
Section 4.11, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

          Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article Ten.

                                 ARTICLE ELEVEN
                        COLLATERAL AND SECURITY DOCUMENTS

          SECTION 11.01. Collateral and Security Documents. (a) In order to secure the due and punctual payment of the Notes, the Company has entered into the Security Agreement

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and the other Security Documents to create the Junior Liens on the Collateral in accordance with the terms thereof. Pursuant to the provisions of the Security Agreement, the other Security Documents and this Indenture, the rights and remedies of the Trustee and the Holders of the Notes in the Collateral shall be subordinate and subject to the rights and remedies of the holders of the Senior Liens in accordance with the terms of the Intercreditor Agreement and the other Security Documents. In the event of a conflict between the terms of this Indenture and the Security Documents, the Security Documents shall control. The terms "Collateral," "Senior Lien," "Senior Debt Obligations," "Junior Lien" and "Junior Debt Obligations" as used in this Indenture will have the meanings given to them in the Intercreditor Agreement.

          (b) Each Holder of a Note, by accepting such Note, agrees to all of the terms and provisions of the Security Agreement and the other Security Documents.

          (c) The Company shall not, and shall not cause or permit any of the Guarantors to, intentionally grant a Lien on any of its Collateral to the collateral agent under the Credit Agreement for the benefit of the lenders under the Credit Agreement unless a Junior Lien is created contemporaneously in favor of the Junior Agent for the benefit of the Trustee (on behalf of the Trustee and the Holders of the Notes) with respect to such property or assets.

          (d) The Junior Agent is hereby authorized and directed to enter into the Intercreditor Agreement and the Security Agreement, and to execute such agreements as attorney-in-fact on behalf of the Holders, and take any and all actions required or permitted by the terms thereof.

          SECTION 11.02. Application of Proceeds of Collateral. Upon any realization upon the Collateral by the Junior Agent, the proceeds thereof shall be applied in accordance with the terms of the Intercreditor Agreement and the terms hereof.

          SECTION 11.03. Possession, Use and Release of Collateral. (a) Unless an Event of Default shall have occurred and be continuing, subject to the terms of the Security Documents, the Company and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the Notes and any Guarantees (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the Junior Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income thereon.

          (b)  Each Holder of a Note, by accepting such Note, acknowledges that
(i) the Security Documents shall provide that so long as any Senior Debt (or any commitments or letters of credit in respect thereof) are outstanding, the holders thereof shall have the exclusive right and authority to determine the release, sale, or other disposition with respect to the Collateral and to change, waive or vary the Security Documents, and (ii) the Trustee or holders of the Notes will not be entitled to take any action whatsoever with respect to the Collateral and the holders of the Senior Debt may (x) direct the Junior Agent to take, or may take on behalf of the Junior Agent,

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actions with respect to the Collateral (including the release of the Collateral and the manner of realization) without the consent of the Holders or the Trustee and (y) agree to modify the Security Documents, without the consent of the Holders or the Trustee, to secure additional Indebtedness and additional secured creditors. Subject to the terms of the Security Documents, if at any time or from time to time Collateral which also secures the Senior Debt is released or otherwise disposed of pursuant to the terms of the relevant governing documents, as applicable, such Collateral securing the Notes and any Guarantees shall be automatically released or disposed of; provided, however, that if an Event of Default under this Indenture exists as of the date on which the Senior Debt are repaid in full, the Collateral securing the Notes and the Guarantees shall not be released until such Event of Default and all other Events of Default shall have been cured or otherwise waived except to the extent such Collateral was disposed of in order to repay the Senior Debt. Each Holder of a Note, by accepting such Note, directs the Junior Agent to take such actions as directed by the holders of the Senior Debt in accordance with this Section 11.03(b).

          (c) At such time as (i) the Senior Debt has been paid in full in cash in accordance with the terms thereof, and all commitments and letters of credit thereunder have been terminated, or (ii) the holders of Senior Debt have released their Senior Liens on all or any portion of the Collateral, the Junior Liens on the Collateral shall also be automatically released to the same extent; provided, however, that (x) in the case of clause (i) of this sentence, if an Event of Default under this Indenture exists as of the date on which the Senior Debt is repaid in full or terminated as described in clause (i), the Junior Liens on the Collateral shall not be released except to the extent the Collateral or any portion thereof was disposed of in order to repay the Senior Debt secured by the Collateral, and thereafter, the Trustee (acting at the direction of the Holders of a majority of outstanding principal amount of Notes) shall have the right to direct the Junior Agent to foreclose upon the Collateral (but in such event, the Junior Liens shall be released when such Event of Default and all other Events of Default under this Indenture cease to exist), or
(y) in the case of clause (ii) of this sentence, if the Senior Debt (or any portion thereof) is thereafter secured by assets that would constitute Collateral, the Notes and any Guarantees shall then be secured by a Junior Lien on such Collateral, to the same extent provided pursuant to the Security Documents as then in effect immediately prior to the release of the Liens on the Collateral. If the Company subsequently enters into a new Credit Agreement or other Senior Debt which is secured by assets of the Company and/or its Restricted Subsidiaries of the type constituting Collateral, then the Notes shall be secured at such time by a Junior Lien on the collateral securing such Senior Debt (to the extent such assets are of the type which constitute Collateral) to the same extent (in all material respects) and with the same (in all material respects) priorities, consent rights and provisions regarding release of Collateral and other provisions set forth in the Security Documents as then in effect immediately prior to the release of the Liens on the Collateral.

          (d) Notwithstanding the provisions set forth in this Section 11.03, the Company and its Subsidiaries may, without any release or consent by the Junior Agent or the Trustee, perform a number of activities in the ordinary course in respect of the Collateral to the extent permitted pursuant to the Security Documents and this Indenture.

          SECTION 11.04. Opinion of Counsel. So long as the Security Documents have not been terminated in accordance with the terms thereof, the Company shall deliver to the

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Trustee, so long as such delivery is required by Section 314(b) of the TIA, on the Closing Date and thereafter, at least annually, within 30 days of May 1 of each year (commencing with May 1, 2004), an Opinion of Counsel either stating that in the opinion of such counsel, such action has been taken with respect to the recording, filing, recording and refiling of this Indenture or any Security Document as is necessary to maintain the Security Interests, and reciting the details of such action, or stating that in the opinion of such counsel, no such action is necessary to maintain such Security Interests.

          SECTION 11.05. Further Assurances. The Company and each Guarantor shall, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Junior Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the Security Interests, which the Junior Agent under the Security Documents deems reasonably appropriate or advisable to perfect, preserve or protect its Security Interest in the Collateral.

          SECTION 11.06. Trust Indenture Act Requirements. The release of any Collateral from the Junior Lien of any of the Security Documents or the release of, in whole or in part, the Junior Liens created by any of the Security Documents, will not be deemed to impair the Security Interests in contravention of the provisions hereof if and to the extent the Collateral or Junior Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof. Each Holder of the Notes acknowledges that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Security Documents or otherwise contrary to the terms of this Indenture. So long as any Senior Debt is outstanding, the Company and the Guarantors shall comply with TIA Section 314(d) relating to the release of property or securities from the Junior Lien hereof but only to the extent required by the TIA.

          SECTION 11.07. Suits to Protect Collateral. Subject to the provisions of the Security Documents, the Trustee shall have the authority to direct the Junior Agent to institute and to maintain such suits and proceedings as the Trustee may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of the Notes in the Collateral (including suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the Holders of the Notes).

          SECTION 11.08. Purchaser Protected. In no event shall any purchaser in good faith or other transferee of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to direct the Junior Agent to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority

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or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted to be sold by this Article Eleven, be under obligation to ascertain or inquire into the authority of the Company or any Guarantor, as applicable, to make any such sale or other transfer.

          SECTION 11.09. Powers Exerciseable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Eleven upon the Company or any Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or any Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article Eleven.

          SECTION 11.10. Release upon Termination of Company's Obligations. In the event that the Company delivers an Officers' Certificate and Opinion of Counsel certifying that its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article Eight, the Trustee shall (i) execute, deliver and authorize such releases, termination statements and other instruments (in recordable form, where appropriate) as the Company or any Guarantor, as applicable, may reasonably request to evidence the termination of the Security Interests created by the Security Documents and (ii) not be deemed to hold the Security Interests for its benefit and the benefit of the Holders of the Notes.

                                 ARTICLE TWELVE
                                  MISCELLANEOUS

          SECTION 12.01. Trust Indenture Act of 1939. Prior to the effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA Section 318(c), the imposed duties shall control.

          SECTION 12.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person, mailed by first-class mail or sent by telecopier transmission addressed as follows:

          if to the Company or the Guarantors:

          Evergreen International Aviation, Inc.
          3850 Three Mile Lane
          McMinnville, Oregon  97128
          Attention:  Vice President, Finance

          Fax:  (503) 434-4153

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          if to the Trustee:

          Bank One, National Association
          1111 Polaris Parkway, Suite OH1-0181
          Columbus, Ohio  43215
          Attention:  Corporate Trust Administration

          Fax.:  (614) 248-5195

          The Company, the Guarantors or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Holder shall be mailed to it at its address as it appears on the Security Register by first-class mail and shall be sufficiently given to him if so mailed within the time prescribed. Any notice or communication shall also be so mailed to any Person described in TIA
Section 313(c), to the extent required by the TIA. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

          Failure to mail a notice or communication to a Holder as provided herein or any defect in any such notice or communication shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 12.02, it is duly given, whether or not the addressee receives it.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          SECTION 12.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

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          (i)   an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (ii) an Opinion of Counsel stating that, all such conditions precedent have been complied with, provided that no such opinion shall be required in connection with any initial issuance of any series of Notes.

          SECTION 12.04. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.19) shall include:

          (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

          (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          SECTION 12.05. Rules by Trustee, Paying Agent or Registrar. The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 12.06. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of maturity of any Note shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date or Redemption Date, or at the Stated Maturity or date of maturity of such Note; provided that no interest shall accrue for the intervening period.

          SECTION 12.07. Governing Law. This Indenture, the Notes and the Guarantees shall be governed and construed in accordance with the laws of the State of New York. The Trustee, the Company, the Guarantor and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture, the Notes or the Guarantees.

          SECTION 12.08. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the

Company, the Guarantor or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 12.09. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Company, the Guarantor or any successor Person, either directly or through the Company, the Guarantor or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

          SECTION 12.10. Successors. All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 12.11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is sufficient to prove this Indenture.

          SECTION 12.12. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 12.13. Limitation of Liability.

          (a) Notwithstanding anything contained herein, it is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee for that certain trust (the "1986 Trust") created pursuant to the Trust Agreement, dated as of February 26, 1986, as amended and restated pursuant to the Amended and Restated Trust Agreement, dated as of August 31, 1987, as amended on August 31, 1988, and as amended and restated pursuant to the Second Amended and Restated Trust Agreement, dated as of September 29, 1995, , and as amended as of May 8, 2003, among Evergreen International Aviation Inc. (an assignee of Evergreen Holdings, Inc.,) as successor to 747, Inc. and King, Christian Inc. and Delford M. Smith, as Beneficiaries, and Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee ("Owner Trustee") (as amended and restated, the "1986 Trust Agreement"), in the exercise of the powers and authority conferred and vested in it under the 1986 Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of such Owner Trustee is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust Estate (as defined in the 1986 Trust Agreement) and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of such Owner Trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Trustee under this Agreement or the other Transaction Documents; except as otherwise provided in the 1986 Trust Agreement.

          (b) Notwithstanding anything contained herein, it is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wells Fargo Bank Northwest, N.A., not individually or personally but solely as owner trustee for that certain trust (the "Evergreen Aircraft Trust") created pursuant to the Trust Agreement, dated as of May 1, 1997, between Boomer Air, Inc., a Delaware corporation and Wells Fargo Bank Northwest, N.A. (f/k/a First Security Bank, National Association), as amended (as so amended, the "Evergreen Aircraft Trust Agreement"), in the exercise of the powers and authority conferred and vested in it under the Evergreen Aircraft Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of such owner trustee is made and intended not as personal representations, undertakings and agreements by Wells Fargo Bank Northwest, N.A. but is made and intended for the purpose for binding only the Trust Estate (as defined in the Evergreen Aircraft Trust Agreement) and (c) under no circumstances shall Wells Fargo Bank Northwest, N.A. be personally liable for the payment of any indebtedness or expenses of such owner trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by such owner trustee under this Agreement or the other Transaction Documents, provided that Wells Fargo Bank Northwest, N.A. and any successor owner trustee under the Evergreen Aircraft Trust Agreement shall be liable hereunder for its own gross negligence or willful misconduct or for a breach of its representations and warranties made in its individual capacity herein or in any other Transaction Document.

          SECTION 12.14. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                            [signature page follows]

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                        EVERGREEN INTERNATIONAL AVIATION,
                                        INC., as Issuer


                                        By: /s/ John A. Irwin
                                           -------------------------------------
                                        Name:  John A. Irwin
                                        Title: Treasurer


                                        EVERGREEN HOLDINGS, INC.,
                                         as Guarantor


                                        By: /s/ John A. Irwin
                                           -------------------------------------
                                        Name:  John A. Irwin
                                        Title: Treasurer


                                        EVERGREEN INTERNATIONAL AIRLINES,
                                        INC., as Guarantor


                                        By: /s/ John A. Irwin
                                           -------------------------------------
                                        Name:  John A. Irwin
                                        Title: Treasurer


                                        EVERGREEN AVIATION GROUND LOGISTICS
                                        ENTERPRISE, INC.,
                                         as Guarantor


                                        By: /s/ John A. Irwin
                                           -------------------------------------
                                        Name:  John A. Irwin
                                        Title: Treasurer

                                        EVERGREEN HELICOPTERS, INC.,
                                         as Guarantor


                                        By: /s/ John A. Irwin
                                           -------------------------------------
                                        Name:  John A. Irwin
                                        Title: Treasurer

                                        EVERGREEN AIR CENTER, INC.,
                                         as Guarantor


                                        By: /s/ Michael F. Melvin
                                           -------------------------------------
                                        Name:  Michael F. Melvin
                                        Title: Vice President of Finance and
                                               Treasurer


                                        EVERGREEN AIRCRAFT SALES AND
                                        LEASING CO., as Guarantor


                                        By: /s/ John A. Irwin
                                           -------------------------------------
                                        Name:  John A. Irwin
                                        Title: Treasurer


                                        EVERGREEN HELICOPTERS OF ALASKA,
                                        INC., as Guarantor


                                        By: /s/ John A. Irwin
                                           -------------------------------------
                                        Name:  John A. Irwin
                                        Title: Treasurer


                                        EVERGREEN HELICOPTERS INTERNATIONAL,
                                        INC., as Guarantor


                                        By: /s/ John A. Irwin
                                           -------------------------------------
                                        Name:  John A. Irwin
                                        Title: Treasurer


                                        EVERGREEN EQUITY INC., as Guarantor


                                        By: /s/ John A. Irwin
                                           -------------------------------------
                                        Name:  John A. Irwin
                                        Title: Treasurer

                                        E Z EXPRESS CORPORATION,
                                         as Guarantor


                                        By: /s/ John A. Irwin
                                           -------------------------------------
                                        Name:  John A. Irwin
                                        Title: Treasurer


                                        BOOMER AIR, INC., as Guarantor


                                        By: /s/ John A. Irwin
                                           -------------------------------------
                                        Name:  John A. Irwin
                                        Title: Treasurer

                                        WELLS FARGO NORTHWEST, NATIONAL
                                        ASSOCIATION, not in its individual
                                        capacity, but solely as owner trustee
                                        under the Evergreen Aircraft Trust, as
                                        Guarantor


                                        By: /s/ Val T. Orton
                                           -------------------------------------
                                        Name:  Val T. Orton
                                        Title: Vice President

                                        WILMINGTON TRUST COMPANY, not in its
                                        individual capacity, but solely as owner trustee under the 1986 Trust, as Guarantor


                                        By: /s/ David A. Vanaskey, Jr.
                                           ---------------------------------
                                        Name:  David A. Vanaskey, Jr.
                                        Title: Vice President

                                        BANK ONE, NATIONAL ASSOCIATION,
                                        as Trustee


                                        By: /s/ David B. Knox
                                           -----------------------------------
                                        Name:  David B. Knox
                                        Title: Vice President

                                                                      SCHEDULE I
                      LIST OF INITIAL SUBSIDIARY GUARANTORS
                      -------------------------------------

Evergreen International Airlines, Inc.

Evergreen Aviation Ground Logistics Enterprises, Inc.

Evergreen Helicopters, Inc.

Evergreen Air Center, Inc.

Evergreen Aircraft Sales & Leasing Co.

Evergreen Helicopters of Alaska, Inc.

Evergreen Helicopters International, Inc.

Evergreen Equity Inc.

E Z Express Corporation

Boomer Air, Inc.

Evergreen Aircraft Trust

Trust created February 25, 1986

                                                                     EXHIBIT A-1
                                                                     -----------

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATIONS UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                                      A-1-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.08 OF THE INDENTURE.

                                      A-1-2

                     EVERGREEN INTERNATIONAL AVIATION, INC.

                     12% Senior Second Secured Note due 2010

                                                              CUSIP Number: [  ]
                                                               ISIN Number: [  ]


No. R-1  $[     ]

          EVERGREEN INTERNATIONAL AVIATION, INC., an Oregon corporation (the "Company"), which term includes any successor under the Indenture hereinafter
referred to), for value received, promises to pay to [   ], or its registered
assigns, the principal sum of [   ] Dollars ($[   ]) on May 15, 2010. The Notes
will be guaranteed by EVERGREEN HOLDINGS, INC. ("Holdings") and the Initial Subsidiary Guarantors (as defined in the Indenture) (the "Subsidiary Guarantors," and together with Holdings, the "Guarantors").

          Interest Payment Dates: May 15 and November 15, commencing November 15, 2003.

          Regular Record Dates: May 1 and November 1, with the first Regular Record Date being on November 1, 2003.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                                    GUARANTEE

          For value received, each of Evergreen Holdings, Inc. and the Initial Subsidiary Guarantors, hereby unconditionally guarantee, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Ten of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication of this Note.

                                      A-1-3

          IN WITNESS WHEREOF, the undersigned have caused this Note to be signed by their duly authorized officers.

                                        EVERGREEN INTERNATIONAL AVIATION,
                                        INC., as Issuer


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        EVERGREEN HOLDINGS, INC.,
                                         as Guarantor


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        EVERGREEN INTERNATIONAL AIRLINES,
                                        INC., as Guarantor


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        EVERGREEN AVIATION GROUND LOGISTICS
                                        ENTERPRISE, INC.,
                                         as Guarantor


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        EVERGREEN HELICOPTERS, INC.,
                                             as Guarantor


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                      A-1-4

                                        EVERGREEN AIR CENTER, INC.,
                                         as Guarantor


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        EVERGREEN AIRCRAFT SALES AND
                                        LEASING CO., as Guarantor


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        EVERGREEN HELICOPTERS OF ALASKA,
                                        INC., as Guarantor


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        EVERGREEN HELICOPTERS INTERNATIONAL,
                                        INC., as Guarantor


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        EVERGREEN EQUITY INC., as Guarantor


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                      A-1-5

                                        E Z EXPRESS CORPORATION,
                                        as Guarantor


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        BOOMER AIR, INC., as Guarantor


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        WELLS FARGO NORTHWEST, NATIONAL
                                        ASSOCIATION, not in its individual
                                        capacity, but solely as owner trustee
                                        under the Evergreen Aircraft Trust (as
                                        defined in the Indenture), as Guarantor


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        WILMINGTON TRUST COMPANY, not in its
                                        individual capacity, but solely as owner trustee under the 1986 Trust (as defined in the Indenture), as Guarantor


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                      A-1-6

                     Trustee's Certificate of Authentication

This is one of the Notes described in the within-mentioned Indenture.


Dated: [      ], 2003

                                        BANK ONE, NATIONAL ASSOCIATION,

                                        as Trustee


                                        By:
                                           -------------------------------------
                                                  Authorized Signatory

                                      A-1-7

                     EVERGREEN INTERNATIONAL AVIATION, INC.

                     12% Senior Second Secured Note due 2010



1.  Principal and Interest.

          The Company will pay the principal of this Note on May 15, 2010.

          The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above. This Note is one of a duly authorized series of Notes designated as 12% Senior Second Secured Notes due May 15, 2010 (collectively the "Notes").

          Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the May 15 or November 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing November 15, 2003 and no interest shall be paid on this Note prior to November 15, 2003 except as provided in the next paragraph.

          If an exchange offer (the "Exchange Offer") registered under the Securities Act is not consummated and a shelf registration statement (the "Shelf Registration Statement") under the Securities Act with respect to resales of the Notes is not declared effective by the Commission, on or before February 10, 2004 in accordance with the terms of the Registration Rights Agreement dated May 8, 2003 among the Company, the Guarantors and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets, Inc., the annual interest rate borne by the Notes shall be increased by 0.5% from the rate shown above accruing from February 10, 2004, payable in cash semiannually, in arrears, on each Interest Payment Date, commencing May 15, 2004 until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective. The amount of additional interest will increase by an additional 0.25% for each subsequent 90-day period, up to a maximum additional 1.0% over 12%. The Holder of this Note is entitled to the benefit of such Registration Rights Agreement.

          Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 16, 2003; provided that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the interest rate borne by the Notes.

                                      A-1-8

2.  Method of Payment.

          The Company will pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each May 15 and November 15, commencing November 15, 2003 to the persons who are Holders (as reflected in the Security Register at the close of business on the May 1 or November 1 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after May 15, 2010.

          The Company will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.  Paying Agent and Registrar.

          Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.  Guarantee.

          The payment of principal, premium (if any) and interest on the Notes is guaranteed on a senior basis by the Guarantors pursuant to Article Ten of the Indenture.

5.  Indenture; Limitations.

          The Company issued the Notes under an Indenture dated as of May 16, 2003 (the "Indenture"), among the Company, the Guarantors and Bank One, National Association, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

          The Notes are senior second secured obligations of the Company.

          The Company may, subject to Article Four of the Indenture and applicable law, issue additional Notes under the Indenture.

                                      A-1-9

6.  Optional Redemption.

          The Notes are redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after May 15, 2007 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing May 15, of the years set forth below:

Year                         Redemption Price
--------------------------   ----------------
2007......................                106%
2008......................                103%
2009......................                100%

          In addition, at any time prior to May 15, 2006, Evergreen may redeem, on one or more occasions, up to 35% of the principal amount of the Notes with the Net Cash Proceeds of one or more sales of its Capital Stock (other than Disqualified Stock) at a Redemption Price (expressed as a percentage of principal amount) of 112%, plus accrued and unpaid interest to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date) provided that at least 65% of the aggregate principal amount of Notes originally issued on the Closing Date remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of each such sale of Capital Stock.

          Notes in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

7.  Repurchase upon Change of Control.

          Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Payment Date").

          A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at its last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Company in part. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the purchase price.

8.  Denominations; Transfer; Exchange.

                                      A-1-10

          The Notes are in registered form without coupons in denominations of $1,000 of principal amount and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of mailing of a notice of redemption of Notes selected for redemption.

9.  Collateral.

          The Company's obligations under the Notes and the Indenture are secured by Second Priority Liens on the Collateral in accordance with the terms of the Security Documents and Article Eleven of the Indenture. The rights and remedies of the Trustee and the Holders of the Notes secured by the Second Priority Liens are limited by and subject to the terms of the Security Documents.

10. Persons Deemed Owners.

          A Holder shall be treated as the owner of a Note for all purposes.

11. Unclaimed Money.

          If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12. Discharge Prior to Redemption or Maturity.

          If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain provisions thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

13. Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

                                      A-1-11

14. Restrictive Covenants.

          The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, suffer to exist restrictions on the ability of Restricted Subsidiaries to make certain payments to the Company, issue Capital Stock of Restricted Subsidiaries, engage in transactions with Affiliates, suffer to exist or incur Liens, enter into sale-leaseback transactions, use the proceeds from Asset Sales, make capital expenditures, consolidate or transfer substantially all of its assets. Within 90 days after the end of each fiscal year, the Company shall deliver to the Trustee an Officers' Certificate stating whether or not the signers thereof know of any Default or Event of Default under such restrictive covenants.

15. Successor Persons.

          When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

16. Defaults and Remedies.

          Any of the following events constitutes an "Event of Default" under the Indenture:

          (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

          (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

          (c) default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure to make or consummate an Offer to Purchase in accordance with Section 4.11 or Section
     4.12 of the Indenture;

          (d) the Company or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

          (e) there occurs with respect to any issue or issues of Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such

                                      A-1-12
     acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, any Subsidiary Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid, waived or discharged against all such Persons to exceed $10 million, during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company, any Subsidiary Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

          (h) the Company, any Subsidiary Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,
     (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

          (i) any Subsidiary Guarantor repudiates its obligations under its Note Guarantee or, except as permitted by the Indenture, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

          If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee may, and at the direction of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a

                                      A-1-13
majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

17. Trustee Dealings with the Company.

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

18. No Recourse Against Others.

          No incorporator or any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19. Authentication.

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

20. CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21. Governing Law.

          This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

22. Abbreviations.

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

23. Limitation of Liability.

          (a) Notwithstanding anything contained herein, it is expressly understood and agreed by the parties hereto that (a) this Note is executed and delivered by

                                      A-1-14

Wilmington Trust Company, not individually or personally but solely as owner trustee for that certain trust (the "1986 Trust") created pursuant to the Trust Agreement, dated as of February 26, 1986, as amended and restated pursuant to the Amended and Restated Trust Agreement, dated as of August 31, 1987, as amended on August 31, 1988, and as amended and restated pursuant to the Second Amended and Restated Trust Agreement, dated as of September 29, 1995, and as amended as of May 8, 2003, among Evergreen International Aviation Inc. (an assignee of Evergreen Holdings, Inc.,) as successor to 747, Inc. and King, Christian Inc. and Delford M. Smith, as Beneficiaries, and Wilmington Trust Company, not in its individual capacity, but solely as owner trustee ("Owner Trustee") (as amended and restated, the "1986 Trust Agreement"), in the exercise of the powers and authority conferred and vested in it under the 1986 Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of such owner trustee is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust Estate (as defined in the 1986 Trust Agreement) and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of such owner trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the owner trustee under this Agreement or the other Transaction Documents; except as otherwise provided in the 1986 Trust Agreement.

          Notwithstanding anything contained herein, it is expressly understood and agreed by the parties hereto that (a) this Note is executed and delivered by Wells Fargo Bank Northwest, N.A., not individually or personally but solely as owner trustee for that certain trust (the "Evergreen Aircraft Trust") created pursuant to the Trust Agreement, dated as of May 1, 1997, between Boomer Air, Inc., a Delaware corporation and Wells Fargo Bank Northwest, N.A. (f/k/a First Security Bank, National Association), as amended (as so amended, the "Evergreen Aircraft Trust Agreement"), in the exercise of the powers and authority conferred and vested in it under the Evergreen Aircraft Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of such owner trustee is made and intended not as personal representations, undertakings and agreements by Wells Fargo Bank Northwest, N.A. but is made and intended for the purpose for binding only the Trust Estate (as defined in the Evergreen Aircraft Trust Agreement) and (c) under no circumstances shall Wells Fargo Bank Northwest, N.A. be personally liable for the payment of any indebtedness or expenses of such owner trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by such owner trustee under this Agreement or the other Transaction Documents, provided that Wells Fargo Bank Northwest, N.A. and any successor owner trustee under the Evergreen Aircraft Trust Agreement shall be liable hereunder for its own gross negligence or willful misconduct or for a breach of its representations and warranties made in its individual capacity herein or in any other Transaction Document.

24. General.

          The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to EVERGREEN INTERNATIONAL AVIATION, INC., 3850 Three Mile Lane, McMinnville, Oregon 97128;
Attention: Vice President, Finance.

                                      A-1-15

                            [FORM OF TRANSFER NOTICE]


          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
----------------------------------


___________________________________________________________

Please print or typewrite name and address including zip code of assignee


___________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and __________________________________ appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                     ON ALL NOTES OTHER THAN EXCHANGE NOTES,
                      UNLEGENDED OFFSHORE GLOBAL NOTES AND
                       UNLEGENDED OFFSHORE PHYSICAL NOTES]

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date the Shelf Registration Statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]
                                   -----------

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder

                                       or
                                       --

[ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

                                      A-1-16

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:
     ---------------

                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      --------------
                                  NOTICE: To be executed by an executive officer

                                      A-1-17

                     OPTION OF THE HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Company pursuant to
Section 4.11 or 4.12 of the Indenture, check the Box:

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or 4.12 of the Indenture, state the amount:
$___________________.

Date:

Your Signature:
               ------------------------

       (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
                    ------------------------

                                      A-1-18

                                                                     EXHIBIT A-2
                                                                     -----------

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.08 OF THE INDENTURE.]/1/

----------
/1/ To be included only on Exchange Global Notes deposited with DTC as Depositary

                                     A-2-1

                     EVERGREEN INTERNATIONAL AVIATION, INC.

                     12% Senior Second Secured Note due 2010

                                                          CUSIP Number: [      ]
                                                           ISIN Number: [      ]

No. R-1   $[       ]

          EVERGREEN INTERNATIONAL AVIATION, INC., an Oregon corporation (the "Company"), which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to [ ], or its registered assigns, the principal sum of [ ] Dollars ($[ ]) on May 15, 2010. The Notes will be guaranteed by EVERGREEN HOLDINGS, INC. ("Holdings") and the Initial Subsidiary Guarantors (as defined in the Indenture) (the "Subsidiary Guarantors," and together with Holdings, the "Guarantors").

          Interest Payment Dates: May 15 and November 15, commencing November 15, 2003.

          Regular Record Dates: May 1 and November 1, with the first Regular Record Date being on November 1, 2003.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                                    GUARANTEE

          For value received, each of Evergreen Holdings, Inc. and the Initial Subsidiary Guarantors, hereby unconditionally guarantee, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Ten of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication of this Note.

                                      A-2-2

          IN WITNESS WHEREOF, the undersigned have caused this Note to be signed by their duly authorized officers.

                                         EVERGREEN INTERNATIONAL AVIATION, INC.,
                                         as Issuer


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         EVERGREEN HOLDINGS, INC.,
                                         as Guarantor


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         EVERGREEN INTERNATIONAL AIRLINES, INC.,
                                         as Guarantor


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         EVERGREEN AVIATION GROUND LOGISTICS
                                         ENTERPRISE, INC., as Guarantor


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         EVERGREEN HELICOPTERS, INC.,
                                         as Guarantor


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                     A-2-3

                                         EVERGREEN AIR CENTER, INC.,
                                          as Guarantor


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         EVERGREEN AIRCRAFT SALES AND
                                         LEASING CO., as Guarantor


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         EVERGREEN HELICOPTERS OF ALASKA, INC.,
                                         as Guarantor


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         EVERGREEN HELICOPTERS INTERNATIONAL,
                                         INC., as Guarantor


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         EVERGREEN EQUITY INC., as Guarantor


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                     A-2-4

                                         E Z EXPRESS CORPORATION,
                                         as Guarantor


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         BOOMER AIR, INC., as Guarantor


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         WELLS FARGO NORTHWEST, NATIONAL
                                         ASSOCIATION, not in its individual
                                         capacity, but solely as owner trustee
                                         under the Evergreen Aircraft Trust (as
                                         defined in the Indenture), as Guarantor


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:


                                         WILMINGTON TRUST COMPANY, not in its
                                         individual capacity, but solely as
                                         owner trustee under the 1986 Trust (as
                                         defined in the Indenture), as Guarantor


                                         By:
                                            ------------------------------------
                                         Name:
                                         Title:

                                     A-2-5

                     Trustee's Certificate of Authentication

This is one of the Notes described in the within-mentioned Indenture.

Dated:  [      ], 2003

                                         BANK ONE, NATIONAL ASSOCIATION,
                                         as Trustee


                                         By:  /s/
                                            ------------------------------------
                                                    Authorized Signatory

                                     A-2-6

                     EVERGREEN INTERNATIONAL AVIATION, INC.

                     12% Senior Second Secured Note due 2010

1.   Principal and Interest.

          The Company will pay the principal of this Note on May 15, 2010.

          The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above. This Note is one of a duly authorized series of Notes designated as 12% Senior Second Secured Notes due May 15, 2010 (collectively the "Notes").

          Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the May 15 or November 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing November 15, 2003 and no interest shall be paid on this Note prior to November 15, 2003 except as provided in the next paragraph.

          If an exchange offer (the "Exchange Offer") registered under the Securities Act is not consummated and a shelf registration statement (the "Shelf Registration Statement") under the Securities Act with respect to resales of the Notes is not declared effective by the Commission, on or before February 10, 2004 in accordance with the terms of the Registration Rights Agreement dated May 8, 2003 among the Company, the Guarantors and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets, Inc., the annual interest rate borne by the Notes shall be increased by 0.5% from the rate shown above accruing from February 10, 2004, payable in cash semiannually, in arrears, on each Interest Payment Date, commencing May 15, 2004 until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective. The amount of additional interest will increase by an additional 0.25% for each subsequent 90-day period, up to a maximum additional 1.0% over 12%. The Holder of this Note is entitled to the benefit of such Registration Rights Agreement.

          Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 16, 2003; provided that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the interest rate borne by the Notes.

2.   Method of Payment.

                                     A-2-7

          The Company will pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each May 15 and November 15, commencing November 15, 2003 to the persons who are Holders (as reflected in the Security Register at the close of business on the May 1 or November 1 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after May 15, 2010.

          The Company will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.   Paying Agent and Registrar.

          Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.   Guarantee.

          The payment of principal, premium (if any) and interest on the Notes is guaranteed on a senior basis by the Guarantors pursuant to Article Ten of the Indenture.

5.   Indenture; Limitations.

          The Company issued the Notes under an Indenture dated as of May 16, 2003 (the "Indenture"), among the Company, the Guarantors and Bank One, National Association, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

          The Notes are senior second secured obligations of the Company.

          The Company may, subject to Article Four of the Indenture and applicable law, issue additional Notes under the Indenture.

6.   Optional Redemption.

                                     A-2-8

          The Notes are redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after May 15, 2007 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing May 15, of the years set forth below:

Year                    Redemption Price
---------------------   ----------------

2007.................                106%
2008.................                103%
2009.................                100%

          In addition, at any time prior to May 15, 2006, Evergreen may redeem, on one or more occasions, up to 35% of the principal amount of the Notes with the Net Cash Proceeds of one or more sales of its Capital Stock (other than Disqualified Stock) at a Redemption Price (expressed as a percentage of principal amount) of 112%, plus accrued and unpaid interest to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date) provided that at least 65% of the aggregate principal amount of Notes originally issued on the Closing Date remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of each such sale of Capital Stock.

          Notes in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

7.   Repurchase upon Change of Control.

          Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Payment Date").

          A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at its last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Company in part. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the purchase price.

8.   Denominations; Transfer; Exchange.

          The Notes are in registered form without coupons in denominations of $1,000 of principal amount and multiples of $1,000 in excess thereof. A Holder may register the transfer

                                     A-2-9
or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of mailing of a notice of redemption of Notes selected for redemption.

9.   Collateral.

          The Company's obligations under the Notes and the Indenture are secured by Second Priority Liens on the Collateral in accordance with the terms of the Security Documents and Article Eleven of the Indenture. The rights and remedies of the Trustee and the Holders of the Notes secured by the Second Priority Liens are limited by and subject to the terms of the Security Documents.

10.  Persons Deemed Owners.

          A Holder shall be treated as the owner of a Note for all purposes.

11.  Unclaimed Money.

          If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.  Discharge Prior to Redemption or Maturity.

          If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain provisions thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

13.  Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

14.  Restrictive Covenants.

                                     A-2-10

          The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, make Restricted Payments, suffer to exist restrictions on the ability of Restricted Subsidiaries to make certain payments to the Company, issue Capital Stock of Restricted Subsidiaries, engage in transactions with Affiliates, suffer to exist or incur Liens, enter into sale-leaseback transactions, use the proceeds from Asset Sales, make capital expenditures, consolidate or transfer substantially all of its assets. Within 90 days after the end of each fiscal year, the Company shall deliver to the Trustee an Officers' Certificate stating whether or not the signers thereof know of any Default or Event of Default under such restrictive covenants.

15.  Successor Persons.

          When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

16.  Defaults and Remedies.

          Any of the following events constitutes an "Event of Default" under the Indenture:

          (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

          (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

          (c) default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure to make or consummate an Offer to Purchase in accordance with Section 4.11 or Section
     4.12 of the Indenture;

          (d) the Company or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

          (e) there occurs with respect to any issue or issues of Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any

                                     A-2-11
     interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, any Subsidiary Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid, waived or discharged against all such Persons to exceed $10 million, during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company, any Subsidiary Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

          (h) the Company, any Subsidiary Guarantor or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,
     (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

          (i) any Subsidiary Guarantor repudiates its obligations under its Note Guarantee or, except as permitted by the Indenture, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

          If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee may, and at the direction of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a

                                     A-2-12
majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

17.  Trustee Dealings with the Company.

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

18.  No Recourse Against Others.

          No incorporator or any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19.  Authentication.

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

20.  CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.  Governing Law.

          This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

22.  Abbreviations.

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

23. Limitation of Liability. Notwithstanding anything contained herein, it is expressly understood and agreed by the parties hereto that (a) this Note is executed and delivered by

                                     A-2-13

Wilmington Trust Company, not individually or personally but solely as owner trustee for that certain trust (the "1986 Trust") created pursuant to the Trust Agreement, dated as of February 26, 1986, as amended and restated pursuant to the Amended and Restated Trust Agreement, dated as of August 31, 1987, as amended on August 31, 1988, and as amended and restated pursuant to the Second Amended and Restated Trust Agreement, dated as of September 29, 1995, and as amended as of May 8, 2003, among Evergreen International Aviation Inc. (an assignee of Evergreen Holdings, Inc.,) as successor to 747, Inc. and King, Christian Inc. and Delford M. Smith, as Beneficiaries, and Wilmington Trust Company, not in its individual capacity, but solely as owner trustee ("Owner Trustee") (as amended and restated, the "1986 Trust Agreement"), in the exercise of the powers and authority conferred and vested in it under the 1986 Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of such owner trustee is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust Estate (as defined in the 1986 Trust Agreement) and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of such owner trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the owner trustee under this Agreement or the other Transaction Documents; except as otherwise provided in the 1986 Trust Agreement.

          Notwithstanding anything contained herein, it is expressly understood and agreed by the parties hereto that (a) this Note is executed and delivered by Wells Fargo Bank Northwest, N.A., not individually or personally but solely as owner trustee for that certain trust (the "Evergreen Aircraft Trust") created pursuant to the Trust Agreement, dated as of May 1, 1997, between Boomer Air, Inc., a Delaware corporation and Wells Fargo Bank Northwest, N.A. (f/k/a First Security Bank, National Association), as amended (as so amended, the "Evergreen Aircraft Trust Agreement"), in the exercise of the powers and authority conferred and vested in it under the Evergreen Aircraft Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of such owner trustee is made and intended not as personal representations, undertakings and agreements by Wells Fargo Bank Northwest, N.A. but is made and intended for the purpose for binding only the Trust Estate (as defined in the Evergreen Aircraft Trust Agreement) and (c) under no circumstances shall Wells Fargo Bank Northwest, N.A. be personally liable for the payment of any indebtedness or expenses of such owner trustee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by such owner trustee under this Agreement or the other Transaction Documents, provided that Wells Fargo Bank Northwest, N.A. and any successor owner trustee under the Evergreen Aircraft Trust Agreement shall be liable hereunder for its own gross negligence or willful misconduct or for a breach of its representations and warranties made in its individual capacity herein or in any other Transaction Document.

24.  General.

          The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to EVERGREEN INTERNATIONAL AVIATION, INC., 3850 Three Mile Lane, McMinnville, Oregon 97128;
Attention: Vice President, Finance.

                                     A-2-14

                            [FORM OF TRANSFER NOTICE]

          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

_____________________________________________________________

Please print or typewrite name and address including zip code of assignee

______________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ___________________________________attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                     ON ALL NOTES OTHER THAN EXCHANGE NOTES,
                      UNLEGENDED OFFSHORE GLOBAL NOTES AND
                       UNLEGENDED OFFSHORE PHYSICAL NOTES]

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date the Shelf Registration Statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[ ](a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder

                                       or

[ ](b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

                                     A-2-15

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:
     ------------------

                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of the
                                         within-mentioned instrument in every
                                         particular, without alteration or any
                                         change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      -----------------

                                         NOTICE: To be executed by an executive
                                                 officer

                                     A-2-16

                     OPTION OF THE HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Company pursuant to
Section 4.11 or 4.12 of the Indenture, check the Box:

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or 4.12 of the Indenture, state the amount:
$___________________.

Date:

Your Signature:
               -------------------------

       (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
                    -------------------------

                                     A-2-17

                                                                       EXHIBIT B
                                                                       ---------

                               Form of Certificate
                               -------------------

                                                                   -------, ----

Bank One, National Association
1111 Polaris Parkway, Suite OH-0181
Columbus, Ohio  43215

Attention:  Corporate Trust Administration

            Re: Evergreen International Aviation, Inc. (the "Company") 12% Senior Second Secured Notes due 2010 (the "Notes")
            -----------------------------------------------------------

Dear Sirs:

          This letter relates to U.S. $_______principal amount of Notes represented by a Note (the "Legended Note") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.02 of the Indenture dated as of May 16, 2003 (the "Indenture") relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

          You, the Company and each of the Guarantors are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                         Very truly yours,
                                         [Name of Holder]


                                         By:
                                            ------------------------------------
                                                   Authorized Signature

                                                                       EXHIBIT C
                                                                       ---------

                            [FORM OF TRANSFER NOTICE]

          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

________________________________________________________________
Please print or typewrite name and address including zip code of assignee

________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing_________________________________________attorney to transfer said
Note on the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                     ON ALL NOTES OTHER THAN EXCHANGE NOTES,
                      UNLEGENDED OFFSHORE GLOBAL NOTES AND
                       UNLEGENDED OFFSHORE PHYSICAL NOTES]

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date the Shelf Registration Statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                       or

[ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:
     ------------------

                                         NOTICE: The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of the
                                         within-mentioned instrument in every
                                         particular, without alteration or any
                                         change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      -----------------

                                         NOTICE: To be executed by an executive
                                                 officer

                                                                       EXHIBIT D
                                                                       ---------

                     Form of Certificate to Be Delivered in
               Connection with Transfers Pursuant to Regulation S
               --------------------------------------------------

                                                                   -------, ----

Bank One, National Association
1111 Polaris Parkway, Suite OH-0181
Columbus, Ohio  43215

Attention:  Corporate Trust Administration

            Re: Evergreen International Aviation, Inc. (the "Company") 12% Senior Second Secured Notes due 2010 (the "Notes")
            -----------------------------------------------------------

Dear Sirs:

          In connection with our proposed sale of U.S.$_____________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933 and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

          (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

          You, the Company and each of the Guarantors are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                         Very truly yours,

                                         [Name of Transferor]


                                         By:
                                            ------------------------------------
                                                    Authorized Signature

                                                                       EXHIBIT E
                                                                       ---------

                            Form of Certificate to Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

                                                                ---------,------

Bank One, National Association
1111 Polaris Parkway, Suite OH-0181
Columbus, Ohio  43215

Attention:  Corporate Trust Administration

            Re: Evergreen International Aviation, Inc.(the "Company") 12% Senior Second Secured Notes due 2010 (the "Notes")
            ------------------------------------------------------

Dear Sirs:

          In connection with our proposed purchase of $______________ aggregate principal amount of the Notes, we confirm that:

          1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of May 16, 2003 (the "Indenture") relating to the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, amended (the "Securities Act").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within the time period referred to in Rule 144(k) of the Securities Act, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of an aggregate principal amount of less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You, the Company and each of the Guarantors are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                         Very truly yours,
                                         [Name of Transferee]


                                         By:
                                            ------------------------------------
                                                   Authorized Signature

                                      E-2